As filed with the Securities and Exchange Commission on July 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	3843	87-0442441
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

(949) 361-1200

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

John R. Beaver

President and Chief Executive Officer

BIOLASE, Inc.

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

(949) 361-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Patrick J. Egan, Esq. Melissa Palat Murawsky, Esq. Hank Gracin, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 (212) 885-5000	David E. Danovitch, Esq. Angela Gomes, Esq. Aaron M. Schleicher, Esq. Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 21, 2023

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

            Up to [●] Units

Each Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

            Up to [●] Pre-Funded Units

Each Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and a Warrant to Purchase One Share of Common Stock

            Up to [●] Shares of Common Stock Underlying the Warrants and Pre-Funded Warrants

BIOLASE, Inc.

We are offering on a best efforts basis up to [●] units (“Units”), each consisting of one share of our common stock and one warrant to purchase one share of our common stock (each, a “Warrant”). The assumed public offering price for each Unit is $[●], which represents the closing price of our common stock on the Nasdaq Capital Market on July [●], 2023. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering. The Warrants offered hereby will be immediately exercisable on the date of issuance and will expire five years from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose pre-funded units (“Pre-Funded Units”) in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock, with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of our common stock (each, a “Pre-Funded Warrant”), and a Warrant. The purchase price of each Pre-Funded Unit will equal the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per share of our common stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. There can be no assurance that we will sell any of the Pre-Funded Units being offered. The Pre-Funded Warrants offered hereby will be immediately exercisable and may be exercised at any time until exercised in full.

For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

This offering also includes the common stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants.

We refer to the shares of our common stock, the Warrants, the Pre-Funded Warrants and the shares of our common stock issued or issuable upon exercise of the Warrants and Pre-Funded Warrants, collectively, as the securities.

Because this is a best efforts offering, the placement agents do not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. We expect that the offering will end two trading days after we first enter into a securities purchase agreement relating to the offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agents have not made any arrangements to place investor funds in an escrow account or trust account since the placement agents will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Lake Street Capital Markets, LLC and Maxim Group LLC (the “placement agents”) to act as our placement agents in connection with this offering. The placement agents have agreed to use their reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agents are not purchasing or selling any of the securities we are offering and the placement agents are not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agents the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. We will bear all costs associated with the offering. See “Plan of Distribution” on page [●] of this prospectus for more information regarding these arrangements.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BIOL.” On July [●], 2023, the last reported sale price for our common stock on the Nasdaq Capital Market was $[●] per share. There is no established trading market for the Pre-Funded Warrants or the Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on the Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

The actual public offering price Unit and the actual public offering price per Pre-Funded Unit will be determined between us, the placement agents and investors in this offering based on market conditions at the time of pricing and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the final offering price.

Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 11 of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)	The placement agents will receive compensation in addition to the placement agent fees described above. See “Plan of Distribution” for a description of compensation payable to the placement agents.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or the Warrants.

Delivery of the securities is expected to be made on or about                , 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

LAKE STREET	MAXIM GROUP LLC

The date of this prospectus is                 , 2023.

i

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any related free writing prospectus that we may authorize to be provided to you and the other information to which we refer you. We have not authorized anyone to provide you with different or additional information. We and the placement agents have not authorized anyone to give any information or to represent anything not contained or incorporated by reference in this prospectus or any related free writing prospectus that we may authorize to be provided to you. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Plan of Distribution” for additional information on these restrictions.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “BIOLASE,” “Company,” “we,” “us” and “our” or similar references to refer to BIOLASE, Inc., a Delaware corporation, together with its consolidated subsidiaries.

ii

INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

iii

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.”

Our Company

BIOLASE, Inc. (“BIOLASE” and, together with its consolidated subsidiaries, the “Company,” “we,” “our”, “us” or “its”) is a leading provider of advanced laser systems for the dental industry. We develop, manufacture, market, and sell laser systems that provide significant benefits for dental practitioners and their patients. Our proprietary systems allow dentists, periodontists, endodontists, pediatric dentists, oral surgeons, and other dental specialists to perform a broad range of minimally invasive dental procedures, including cosmetic, restorative, and complex surgical applications. Our laser systems are designed to provide clinically superior results for many types of dental procedures compared to those achieved with drills, scalpels and other conventional instruments. Potential patient benefits include less pain, fewer shots, faster healing, decreased fear and anxiety, and fewer appointments. Potential practitioner benefits include improved patient care and the ability to perform a higher volume and wider variety of procedures.

We offer two categories of laser system products: Waterlase (all-tissue) systems and diode (soft-tissue) systems. Our flagship brand, the Waterlase, uses a patented combination of water and laser energy and is U.S. Food and Drug Administration (“FDA”) cleared for over 80 clinical indications to perform most procedures currently performed using drills, scalpels, and other traditional dental instruments for cutting soft and hard tissue. For example, Waterlase safely debrides implants without damaging or significantly affecting surface temperature and is an effective, safe solution for preserving sick implants. In addition, Waterlase disinfects root canals more efficiently than some traditional chemical methods. We offer our diode laser systems to perform soft tissue, pain therapy, and cosmetic procedures, including teeth whitening. As of March 31, 2023, we maintained approximately 266 active and 25 pending United States and international patents, with the majority relating to our Waterlase technology. Our patent portfolio is regularly evaluated, and we strategically prioritize our core patents to ensure optimal Intellectual Property coverage while minimizing annual maintenance fees. From 1998 through December 31, 2022, we have sold over 45,500 laser systems in over 80 countries around the world, and we believe that Waterlase iPlus is the world’s best-selling all-tissue dental laser. Since 1998, we have been the global leading innovator, manufacturer, and marketer of dental laser systems.

Our Waterlase systems precisely cut hard tissue, bone, and soft tissue with minimal or no damage to surrounding tissue and dental structures. Our diode systems, which include the Epic system, are designed to complement our Waterlase systems and are used only in soft tissue procedures, pain therapy, hygiene, and cosmetic applications, including teeth whitening. The diode systems, together with our Waterlase systems, offer practitioners a broad product line with a range of features and price points.

We also manufacture and sell consumable products and accessories for our laser systems. Our Waterlase and diode systems use disposable laser tips of differing sizes and shapes, depending on the procedure being performed. We also market flexible fibers and hand pieces that dental practitioners replace at some point after initially purchasing laser systems. For our Epic line of diode laser systems, we sell teeth whitening gel kits. During the quarter ended March 31, 2023, the sale of lasers accounted for approximately 60% of our total sales, and consumables, accessories, and services accounted for approximately 40% of our total sales.

Due to the limitations associated with traditional and alternative dental instruments, we believe there is a large market opportunity for all-tissue dental laser systems that provide superior clinical outcomes, reduce the need to use anesthesia, help reduce trauma, pain, and discomfort associated with dental procedures, and increase patient acceptance for treatment protocols.

Our strategy is to increase awareness and demand for (i) our products among dental practitioners by educating dental practitioners and patients about the clinical benefits of our product suite and (ii) our laser systems among patients by educating patients about the clinical benefits of the Waterlase and diode systems. An important goal of ours is to increase consumables revenue by selling more single-use accessories used by dental practitioners when performing procedures using our dental laser systems. In the short term, we are striving for operating excellence through lean enterprise initiatives, with a specific focus on our sales strategy and cash flow management, coupled with optimizing our engineering capabilities to develop innovative new products.

We also seek to create value through innovation and leveraging existing technologies into adjacent medical applications. We plan to expand our product line and clinical applications by developing enhancements and transformational innovations, including new clinical solutions for dental applications and for other adjacent medical applications. In particular, we believe that our existing technologies can provide significant improvements over existing standards of care in fields including ophthalmology, otolaryngology, orthopedics, podiatry, pain management, aesthetics/dermatology, veterinary, and consumer products. We plan to continue to explore potential collaborations to apply our proprietary laser technologies with expanded FDA-cleared indications to other medical applications in the future.

Our primary marketing message to dental practitioners focuses on the ability of our lasers to resolve dental challenges and deliver improved cash flow, which can be realized with improved patient-reported outcomes. BIOLASE Education is a leader in educating and training dental practitioners in laser dentistry. We believe that, as the community of dental practitioners that use our products expands, BIOLASE Education will continue to deliver innovative and valued educational opportunities by utilizing the latest in learning methodologies and platforms. In addition, the World Clinical Laser Institute conducts and sponsors educational programs internationally on the use of lasers in dentistry. These are intended for dental practitioners, researchers and academicians and include both seminars and hands-on training sessions. BIOLASE has also developed a “Waterlase Academy” for Endodontists, Periodontists, Pediatric specialists and general practitioners, and an Epic Diode Academy for both dental hygienists and dentists. These academies are designed to foster peer-to-peer learning on the appropriate and effective use of our products.

In 2021, we designed, developed, received FDA clearance for and began production of a laser using our proprietary Er,Cr:YSGG laser technology in partnership with EdgeEndo, a leading endodontic company. The EdgePro is a state-of-the-art microfluidic irrigation device designed to clean and disinfect root canals. The partnership with EdgeEndo is our first exclusive OEM agreement.

We had net revenues of approximately $10.5 million and $10.2 million for the three months ended March 31, 2023 and 2022, respectively, and we had net losses of approximately $5.8 million and $4.8 million for the same periods, respectively. We had total assets of approximately $41.9 million as of March 31, 2023 and $38.2 million as of December 31, 2022.

We had net revenues of $48.5 million and $39.2 million, in 2022 and 2021, respectively, and we had net losses of $28.6 million and $16.2 million for the same periods, respectively. We had total assets of $38.2 million and $55.3 million as of December 31, 2022 and 2021, respectively.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference”.

Recent Developments

Compliance with Nasdaq Listing Requirements/Reverse Stock Split

On January 11, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the last 30 consecutive business days, ending on January 10, 2023, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq rules, we were provided an initial period of 180 calendar days, or until July 10, 2023, to regain compliance with the Bid Price Rule.

On June 8, 2023, we were notified by the Staff of Nasdaq that we did not meet the minimum closing bid price requirement of $1.00 for continued listing, as set forth in the Bid Price Rule, as the Staff has determined that as of June 8, 2023, our common stock had a closing bid price of $0.10 or less for ten consecutive trading days, from May 24, 2023 through June 7, 2023. As a result, the Staff determined to delist our common stock from the Nasdaq Capital Market and to suspend trading of our common stock at the opening of business on June 20 2023, and file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”). We timely requested a hearing to appeal this determination, which stayed the suspension of our common stock pending the panel’s decision.

We subsequently requested that the Nasdaq Hearings Panel (the “Panel”) grant us a temporary exception to regain compliance with the Bid Price Rule. On July 5, 2023, the Panel granted us an exception until August 11, 2023 to demonstrate bid price compliance subject to us taking the following actions: (i) on July 20, 2023, we shall obtain stockholder approval for a reverse stock split at a ratio that is sufficient to regain and maintain long term compliance with the Bid Price Rule; (ii) on or before July 31, 2023, we shall effect a reverse stock split and, thereafter, maintain a $1.00 closing bid price for a minimum of ten consecutive business days; and (iii) on August 11, 2023, we shall have demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions.

We have filed a proxy statement and will be holding a special meeting of stockholders on July 20, 2023 wherein our stockholders will be asked to approve a proposal to adopt a proposed amendment to our certificate of incorporation to effect a reverse stock split at a ratio between one-for-two (1:2) and one-for-one hundred (1:100).

As discussed above, we are in the process of taking definitive steps to comply with all applicable conditions and criteria for continued listing on Nasdaq. There can be no assurances, however, that we will be able to do so. Any failure to regain and maintain compliance with the continued listing requirements of Nasdaq could result in delisting of our common stock from Nasdaq and negatively impact our company and holders of our common stock, including by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

2023 Public Offerings

On January 12, 2023, we completed an underwritten public offering (the “January 2023 Offering”), pursuant to which we issued, (i) 16,453,569 shares of our common stock and (ii) pre-funded warrants to purchase 11,403,571 shares of our common stock with an exercise price of $0.01 per share. We received aggregate gross proceeds from the January 2023 Offering of approximately $9.75 million, before deducting underwriting discounts and commissions and other transaction expenses payable by us. Lake Street Capital Markets, LLC acted as the representative of the underwriters in the January 2023 Offering.

On May 26, 2023, we completed an underwritten public offering (the “May 2023 Offering”) pursuant to which we issued 175,000 units (the “Series H Units”), with each Series H Unit consisting of one share of Series H Convertible Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $50.00 per share (the “Series H Convertible Preferred Stock”), and one warrant (the “Series H Warrants”) to purchase one-half of one (0.50) share of Series H Convertible Preferred Stock at an exercise price of $26.00 per whole share. We received aggregate gross proceeds from the May 2023 Offering of approximately $4.5 million, before deducting underwriting discounts and commissions and other transaction expenses payable by us. Lake Street Capital Markets, LLC and Maxim Group LLC acted as joint bookrunner in the May 2023 Offering.

Series I Preferred Stock

On June 5, 2023, our board of directors (“Board”) declared a dividend of one one-thousandth of a share of Series I Preferred Stock, par value $0.001 per share (“Series I Preferred Stock”), for each outstanding share of common stock to stockholders of record at 5:00 p.m. Eastern Time on June 16, 2023. The outstanding shares of Series I Preferred Stock will vote together with the outstanding shares of our common stock, as a single class, exclusively with respect to a reverse stock split and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series I Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series I Preferred Stock). All shares of Series I Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by us. Any outstanding shares of Series I Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by our Board or automatically upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split.

Summary of the Material and Other Risks Associated with Our Business

Our business is subject to numerous material and other risks and uncertainties that you should be aware of in evaluating our business. These risks include, but are not limited to, the following:

•	Management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

•

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

•	This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

•

There is no public market for the Warrants or the Pre-Funded Warrants in this offering, which are speculative and the holders of the Warrants or Pre-Funded Warrants will not have the rights of holders of common stock until such Warrants or Pre-Funded Warrants are exercised.

•	The COVID-19 pandemic has adversely affected, and may continue to adversely affect, our business, results of operations and financial condition.

•	There is substantial doubt about our ability to continue as a going concern due to our accumulated deficit, recurring and negative cash flow from operations

•	We have experienced net losses for each of the past several years, and we could experience additional losses and have difficulty achieving profitability in the future.

•	We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

•	Dentists and patients have been hesitant in adopting laser technologies, and our inability to overcome this hesitation could limit the market acceptance of our products and our market share.

•

Any failure in our efforts to train dental practitioners could result in the misuse of our products, reduce the market acceptance of our products and have a material adverse effect on our business, financial condition, and results of operations.

•

If future data proves to be inconsistent with our clinical results or if competitors’ products present more favorable results, our revenues could decline and our business, financial condition and results of operations could be materially and adversely affected.

•	We could be subject to significant warranty obligations if our products are defective, which could have a material adverse effect on our business, financial condition, and results of operations.

•	Product liability claims against us could be costly and could harm our reputation.

•

Our manufacturing operations are consolidated primarily in one facility. A disruption at this facility could result in a prolonged interruption of our business and have a material adverse effect on our business, financial condition and results of operations.

•

If third parties claim that we infringe their intellectual property rights, we could incur liabilities and costs and have to redesign or discontinue selling certain products, which could have a material adverse effect on our business, financial condition, and results of operations.

•

Changes in government regulation, failure to comply with government regulation or the inability to obtain or maintain necessary government approvals could have a material adverse effect on our business, financial condition, and results of operations.

•	Our products are subject to recalls and other regulatory actions after receiving FDA clearance or approval.

•

Failure to meet Nasdaq’s continued listing requirements could result in the delisting of our common stock, negatively impact the price of our common stock and negatively impact our ability to raise additional capital.

•	Our stock price has been, and could continue to be, volatile.

Corporate Information

We were originally formed as Societe Endo Technic, SA (“SET”) in 1984 in Marseilles, France, to develop and market various endodontic and laser products. In 1987, SET merged into Pamplona Capital Corp., a public holding company incorporated in Delaware. In 1994, we changed our name to BIOLASE Technology, Inc. and in 2012, we changed our name to BIOLASE, Inc.

Our principal executive offices are located at 27042 Towne Centre Drive, Suite 270, Lake Forest, California 92610. Our telephone number is (949) 361-1200. Additional information can be found on our website, at www.biolase.com, and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available to the public on a website maintained by the SEC at www.sec.gov, and on our website at www.biolase.com/sec-filings. No portion of our website is incorporated by reference into this prospectus.

THE OFFERING

Units offered by us	Up to [●] Units, each consisting of one share of our common stock and a Warrant to purchase one share of our common stock, on a best efforts basis, at an assumed public offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on July [●], 2023. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering.

Pre-Funded Units offered by us	We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, Pre-Funded Units, each consisting of one Pre-Funded Warrant to purchase one share of our common stock and a Warrant to purchase one share of our common stock. The purchase price per Pre-Funded Unit will be equal to the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

Warrants	Each Warrant will have an exercise price of $[●] (100% of the public offering price per Unit) per share of common stock, will be immediately exercisable and will expire five years from the date of issuance. To better understand the terms of the Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of common stock issuable upon exercise of the Warrants

Pre-Funded Warrants	Each Pre-Funded Warrant will be immediately exercisable at an exercise price of $0.001 per share of our common stock and may be exercised at any time until exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants.

Common stock outstanding immediately after the offering	Up to [●] shares of common stock if [●] Units are offered and sold in this offering, based on an assumed public offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on [●], 2023 and assuming no issuance of any Pre-Funded Units and no exercise of Warrants issued in connection with this offering.

Use of proceeds	Assuming [●] Units are sold in this offering at an assumed public offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on [●], 2023, and assuming no issuance of Pre-Funded Units and no exercise of Warrants issued in connection with this offering, we estimate that our net proceeds from the this offering will be approximately $[●] million, after deducting placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the proceeds of this offering for working capital and for general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Nasdaq Stock Market symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “BIOL.” There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Transfer agent	Computershare Trust Company, N.A.

Risk factors	Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page [●] of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.

Best Efforts Offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agents. The placement agents are not required to buy or sell any specific number or dollar amount of the securities offered hereby, but they will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page [●] of this prospectus.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 104,370,109 shares outstanding as of July 14, 2023, and excludes:

•	55,533 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $74.17 per share;

•	5,850,240 shares of our common stock issuable upon the settlement of outstanding restricted stock units;

•	2,093,817 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $6.56 per share;

•

411,330 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding phantom restricted stock units, which may also be settled, at the sole discretion of our board of directors, in cash;

•

23,923 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding stock appreciation rights, which may also be settled, at the sole discretion of our board of directors, in cash;

•	6,866,249 additional shares of our common stock reserved for future issuance under our 2018 Long-Term Incentive Plan;

•	1,788,269 shares of our common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock; and

•	24,141,631 shares of our common stock issuable upon the exercise of outstanding Series H Warrants and the subsequent conversion of the Series H Convertible Stock issuable pursuant to such warrants.

Except as otherwise noted, all information in this prospectus assumes:

•	no Pre-Funded Units are sold in this offering; and

•	no exercise of the Warrants issued in connection with this offering.

The information contained in this prospectus does not gives effect to the proposed reverse stock split of our common stock that will be voted on by our stockholders at a special meeting on July 20, 2023. Assuming the reverse stock split is approved by our stockholders, we plan to effect such reverse stock split on or before July 31, 2023.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data as of December 31, 2022, and for the years ended December 31, 2022 and 2021, have been derived from our audited consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 28, 2023, which is incorporated by reference in this prospectus (the “Form 10-K”). The summary statements of operations data for the three months ended March 31, 2023 and 2022 and the summary balance sheet data as of March 31, 2023 were derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023, which is incorporated by reference in this prospectus (the “Form 10-Q”).

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and the other financial and statistical information included in our Form 10-K and Form 10-Q, which are incorporated by reference in this prospectus. See the section in this prospectus entitled “Incorporation of Certain Information by Reference” for more information regarding documents incorporated by reference herein. The summary consolidated financial and other data provided below does not purport to indicate results of operations as of any future date or for any future period.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2023	2022	2022	2021
	(In thousands, except per share amounts)
Statement of Operations Data:
Net revenues	$10,467	$10,166	$48,462	$39,188
Gross profit	3,337	4,729	15,911	16,529
Loss from operations	(5,291)	(4,206)	(25,338)	(16,431)
Loss before income tax provision	(5,848)	(4,759)	(28,525)	(16,093)
Net loss attributable to common stockholders	$(5,849)	$(4,993)	$(28,851)	$(16,704)
Net loss per share attributable to common stockholders Basic and Diluted	$(0.18)	$(0.81)	$(4.16)	$(2.83)

	As of March 31, 2023
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$6,532	$10,809	$	[	●]
Total Assets	41,944	46,221		[	●]
Non-current term loans, net of discount	12,496	12,496		[	●]
Series H Convertible Redeemable Preferred Stock	—	300		[	●]
Total stockholders’ equity	8,158	11,246		[	●]

(1)

Reflects, on a pro forma basis, (i) our receipt of net proceeds of $3.7 million from the sale of Series H Units in the underwritten public offering that we completed in May 2023; (ii) the issuance of 60,801,102 shares of common stock upon conversion of 170,000 shares of Series H Convertible Preferred Stock (iii) the receipt of net proceeds of $99,750 from the exercise of pre-funded warrants subsequent to March 31, 2023 and the issuance of 9,975,000 shares of common stock upon such exercise, and (iv) the receipt of net proceeds of $520,000 from the exercise of Series H Warrants subsequent to March 31, 2023 and the issuance of 20,000 shares of Series H Convertible Preferred Stock upon such exercise which shares were subsequently converted into 7,153,073 shares of common stock.

(2)

Reflects, on a pro forma as adjusted basis, the pro forma adjustments described in footnote (1) above, as well as the sale and issuance by us of [●] Units, each consisting of one share of our common stock and a Warrant to purchase one share of our common stock in this offering, at an assumed public offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on [●], 2023 (assuming that no Pre-Funded Units are sold in the offering and no exercise of any of the Warrants issued in connection with this offering).

At the 2022 annual meeting of our stockholders (the “2022 Annual Meeting”), our stockholders approved an amendment to our certificate of incorporation to effect a reverse stock split of our common stock at a ratio ranging from one-for-two (1:2) to one-for-twenty-five (1:25), with the final ratio to be determined by our Board. Immediately after the 2022 Annual Meeting, our Board approved a one-for-twenty-five (1:25) reverse stock split of the outstanding shares of our common stock (the “2022 Reverse Stock Split”). On April 28, 2022, we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware (the “Amendment”) to effect the 2022 Reverse Stock Split, effective as of 11:59 p.m. on April 28, 2022. The Amendment did not change the number of authorized shares of our common stock.

Net loss per share attributable to common stockholders, basic and diluted, has been derived from our audited financial statements contained in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021 and reflects herein the shares issued based on the reverse stock split ratio discussed above.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Form 10-K, our Form 10-Q and any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units.

If the price per share of our common stock being offered as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering or the common stock underlying the Pre-Funded Warrants you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per Unit in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per Unit paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per Unit in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of securities in this offering, the conversion of the Series H Convertible Preferred Stock into common stock and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. As of March 31, 2023, an aggregate of 1.0 million shares of common stock were reserved for issuance under our equity incentive plans, approximately 52,000 of which were subject to options outstanding, 431,000 of which were subject to restricted stock units outstanding or expected to be issued as of that date, 32,000 stock appreciation rights outstanding and 433,000 phantom restricted stock units outstanding or expected to be issued as of that date. In addition, as of March 31, 2023, approximately 12.1 million shares of our common stock were subject to warrants at a weighted-average exercise price of $1.15 per share. In June 2022, 726,660 pre-funded warrants and 1,405,405 warrants were issued; in January 2023, an additional 11,403,571 pre-funded warrants were issued and in May 2023, 175,000 share of Series H Convertible Preferred Stock and 175,000 Series H Warrants to purchase one-half of one (0.50) share of Series H Convertible Preferred Stock were issued. To the extent that outstanding warrants or options are exercised or the convertible preferred stock is converted, our existing stockholders could experience dilution. We rely heavily on equity awards to motivate current employees and to attract new employees. The grant of future equity awards by us to our employees and other service providers could further dilute our stockholders’ interests in the Company.

We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agents have agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

We need to raise capital in this offering to support our operations. If we are unable to raise capital in this offering, our financial position will be materially adversely impacted.

We have historically experienced losses from operations. For the three months ended March 31, 2023, we had a net loss of $5.8 million. From our inception through March 31, 2023, we had an accumulated deficit of $302 million. We believe that current cash on hand, prior to the receipt of any proceeds from this offering, is not sufficient to fund operations beyond twelve months. If we were to receive net proceeds of $[●] million from this offering, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs into [●]. If we receive the foregoing net proceeds of $[●] million in this offering we believe that the net proceeds from this offering, together with our existing cash and cash equivalents will then meet our capital needs through the end of [●]. If we were to receive net proceeds of $[●] million from this offering, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs through [●]. In addition, the report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2022 contains explanatory language that substantial doubt exists about our ability to continue as a going concern. In order for us to continue operations beyond the next 12 months and be able to discharge our liabilities and commitments in the normal course of business, we must increase sales of its products, control or potentially reduce expenses and establish profitable operations in order to generate cash from operations or obtain additional funds when needed. We have no additional committed sources of capital and may find it difficult to raise money on terms favorable to us or at all. The failure to obtain sufficient capital to support our operations could have a material adverse effect on our business, financial condition and results of operations.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

There is no public market for the Warrants or Pre-Funded Warrants.

There is no established public trading market for the Warrants or Pre-Funded Warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of those securities will be limited.

The Warrants in this offering are speculative in nature.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed public offering price. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value. Furthermore, each Warrant will expire five years from its date of issuance.

Holders of the Warrants and Pre-Funded Warrants will not have rights of holders of our shares of common stock until such Warrants and Pre-Funded Warrants are exercised.

The Warrants and Pre-Funded Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of Warrants and Pre-Funded Warrants acquire shares of our common stock upon exercise of the Warrants and Pre-Funded Warrants, as applicable, holders of Warrants and Pre-Funded Warrants will have no rights with respect to our shares of common stock underlying such Warrants and Pre-Funded Warrants.

Risks Related to Our Business and Operations

Due to our accumulated deficit, recurring and negative cash flow from operations for the year ended December 31, 2022 and the three months ended March 31, 2023, there is substantial doubt about our ability to continue as a going concern.

Our audited consolidated financial statements for the year ended December 31, 2022 and the unaudited consolidated financial statements for the three months ended March 31, 2023 were prepared on a going concern basis in accordance with generally accepted accounting principles in the United States. The going concern basis assumes that we will continue in operation for the next 12 months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Thus, our consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Our recurring losses, negative cash flow, need for additional capital, and the uncertainties surrounding our ability to raise such capital raise substantial doubt about our ability to continue as a going concern. For us to continue operations beyond the next 12 months and be able to discharge our liabilities and commitments in the normal course of business, we must sell our products directly to end-users and through distributors, establish profitable operations through increased sales, decrease expenses, generate cash from operations or raise additional funds when needed. Our goal is to improve our financial condition and ultimately improve our financial results by increasing revenues through expanding awareness of the benefits of our dental lasers among dental specialists and general practitioners and reducing expenses. However, if we are unable to do so on a timely basis, we will be required to seek additional capital. In that event, we would seek additional funds through various financing sources, including the sale of our equity and debt securities, however, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If we are unable to raise additional capital, increase sales or reduce expenses, we will be unable to continue to fund our operations, develop our products, realize value from our assets, and discharge our liabilities in the normal course of business. If we become unable to continue as a going concern, we could have to liquidate our assets, and potentially realize significantly less than the values at which they are carried on our financial statements, and stockholders could lose all or part of their investment in our common stock.

The COVID-19 pandemic has adversely affected, and may continue to adversely affect, our business, results of operations and financial condition. In addition, similar risks related to health epidemics and other outbreaks or pandemics may adversely affect our business, results of operations and financial condition.

We face risks related to health epidemics and other outbreaks, including the global outbreak of the novel coronavirus and the disease caused by it, COVID-19. During 2020, the spread of the novel coronavirus led to disruption and volatility in the global capital markets. If such disruption and volatility recurs, there could be an increase to our cost of capital and an adverse effect on our ability to access the capital markets. In addition, efforts to contain the COVID-19 pandemic led to travel restrictions, prohibitions on public gatherings and closures of dental offices and clinics throughout much of Europe and the United States. The ability of our salespeople to call on dental customers during these closures was greatly limited. In addition, most dental shows and workshops scheduled in 2020 were canceled, and many were moved to virtual gatherings in 2021.

We have experienced net losses for each of the past several years, and we could experience additional losses and have difficulty achieving profitability in the future.

We had an accumulated deficit of approximately $302.0 million as of March 31, 2023 and an accumulated deficit of approximately $296.2 million as of December 31, 2022. We recorded net losses of approximately $5.8 million for the three months ended March 31, 2023 and net losses of approximately $28.6 million and $16.2 million, for the years ended December 31, 2022 and 2021, respectively. In order to achieve profitability, we must increase net revenue through new sales and control our costs. Failure to increase our net revenue and decrease our costs could cause our stock price to decline and could have a material adverse effect on our business, financial condition and results of operations.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of capital equipment to end users in dental professional practices. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continued economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition and results of operations. Also, the imposition of economic sanctions on Russia as a result of the conflict in Ukraine could prevent us from performing existing contracts and pursuing new growth opportunities, which could adversely affect our business, financial condition and results of operations.

We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

As of the date of this offering, we do not have cash on hand to fund our proposed plan of operations over the next 12 months. In order to continue our proposed operations beyond that date, we will need to either achieve a significant level of continuing cash flow from operations or raise additional funds in addition to those raised in this offering through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our common stock. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures.

If we are unable to achieve and sustain an adequate level of profitability or obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies and could have a material adverse effect on our business, financial condition and results of operations.

Our success depends, in part, on our relationships with, and the efforts of, third-party distributors.

We rely on exclusive and non-exclusive third-party distributors for a portion of our sales in North America and a majority of our sales in countries outside of the U.S. For the three months ended March 31, 2023 and March 31, 2022, revenue from distributors outside of the U.S. accounted for approximately 35% and 31% of our total net revenue, respectively. For the two fiscal years ended December 31, 2022 and 2021, revenue from distributors outside of the U.S. accounted for approximately 30% and 35% of our total net revenue, respectively. Our distributors have significant discretion in determining the efforts and resources they apply to the sale of our products, and we face significant challenges and risks in expanding, training and managing our third-party distributors, particularly given their geographically dispersed operations. Our distributors may not commit the necessary resources to market and sell our products to the level of our expectations, and, regardless of the resources they commit, they may not be successful. From time to time, we may face competition or pricing pressure from one or more of our non-exclusive distributors in certain geographic areas where those distributors are selling inventory to the same customer base as us. Additionally, most of our distributor agreements can be terminated with limited notice, and we may not be able to replace any terminating distributor in a timely manner or on terms agreeable to us, if at all. If we are not able to maintain our distribution network, if our distribution network is not successful in marketing and selling our products, or if we experience a significant reduction in, cancellation, or change in the size and timing of orders from our distributors, our revenues could decline significantly and lead to an inability to meet operating cash flow requirements, which would have a material adverse effect on our business, financial condition and results of operations.

Dentists and patients have been hesitant in adopting laser technologies, and our inability to overcome this hesitation could limit the market acceptance of our products and our market share.

Our dental laser systems represent relatively new technologies in the dental market. Only a small percentage of dentists use lasers to perform dental procedures. Our future success will depend on our ability to increase demand for our products by demonstrating to a broad spectrum of dentists and patients the potential performance advantages of our laser systems over traditional methods of treatment and over competitive laser systems, and our inability to do so could have a material adverse effect on our business, financial condition and results of operations. Historically, we have experienced long sales cycles because dentists have been, and could continue to be, slow to adopt new technologies on a widespread basis. As a result, we generally are required to invest a significant amount of time and resources to educate dentists about the benefits of our products in comparison to competing products and technologies before completing a sale, if any.

Any failure in our efforts to train dental practitioners could result in the misuse of our products, reduce the market acceptance of our products and have a material adverse effect on our business, financial condition and results of operations.

There is a learning process involved for dental practitioners to become proficient users of our laser systems. It is critical to the success of our sales efforts to adequately train a sufficient number of dental practitioners. Convincing dental practitioners to dedicate the time and energy necessary for adequate training is challenging, and we cannot provide assurance that we will be successful in these efforts. If dental practitioners are not properly trained, they could misuse or ineffectively use our products, or could be less likely to appreciate our laser systems. This could also result in unsatisfactory patient outcomes, patient injury, negative publicity, FDA regulatory action, or lawsuits against us, any of which could negatively affect our reputation and sales of our laser systems.

If future data proves to be inconsistent with our clinical results or if competitors’ products present more favorable results, our revenues could decline and our business, financial condition and results of operations could be materially and adversely affected.

If new studies or comparative studies generate results that are not as favorable as our clinical results, our revenues could decline. Additionally, if future studies indicate that our competitors’ products are more effective or safer than ours, our revenues could decline. Furthermore, dental practitioners could choose not to purchase our laser systems until they receive additional published long-term clinical evidence and recommendations from prominent dental practitioners that indicate our laser systems are effective for dental applications.

Our ability to use net operating loss carryforwards could be limited.

Our ability to use our federal and state NOL carryforwards to offset potential future taxable income is dependent upon our generation of future taxable income before the expiration dates of the NOL carryforwards, and we cannot predict with certainty when, or whether we will generate sufficient taxable income to use all our NOL carryforwards. As of December 31, 2022, we had U.S. federal net operating loss carryforwards of $87.6 million. Of the total U.S. federal net operating loss carryforwards as of December 31, 2022, $11.9 million is subject to a 20 year carryover period which will be fully expired by 2038. Losses generated beginning in 2018 will carryover indefinitely. We had state net operating loss carryforwards of $50.3 million as of December 31, 2022. Our net operating loss carryforwards are subject to review and possible adjustment by the taxing authorities. There are no tax examinations currently in progress.

In the future, our ability to utilize our net operating loss carryforwards, tax credits, and built-in items of deduction, including capitalized start-up costs and research and development costs, may be significantly limited due to changes in ownership. These changes in ownership can limit the amount of these tax benefits that can be utilized each year to offset future taxable income.

In general, an ownership change, as defined in IRC Section 382, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups. Due to the valuation allowance against deferred tax assets as of December 31, 2022, the net effect of any further limitation will have no impact on results of operations.

We could incur problems in manufacturing our products.

In order to grow our business, we must expand our manufacturing capabilities to produce the systems and accessories necessary to meet any demand we may experience. We could encounter difficulties in increasing the production of our products, including problems involving production capacity and yields, quality control and assurance, component supply, and shortages of qualified personnel. In addition, before we can begin to expand the commercial manufacture of our products, we must ensure that any such expansion of our manufacturing facilities, processes, and quality systems, and the manufacture of our laser systems, will comply with FDA regulations governing facility compliance, quality control, and documentation policies and procedures. In addition, our manufacturing facilities are subject to periodic inspections by the FDA, as well as various state agencies and foreign regulatory agencies. From time to time, we could expend significant resources in obtaining, maintaining, and addressing our compliance with these requirements. Our success will depend in part upon our ability to manufacture our products in compliance with the FDA’s Quality System Regulation and other regulatory requirements. We have experienced quality issues with components of our products supplied by third parties, and we could continue to do so. Our future success depends on our ability to manufacture our products on a timely basis with acceptable manufacturing costs, while at the same time maintaining good quality control and complying with applicable regulatory requirements, and an inability to do so could have a material adverse effect on our product sales, cash collections from customers, and our ability to meet operating cash flow requirements, which could have a material adverse effect on our business, financial condition, and results of operations.

We could be subject to significant warranty obligations if our products are defective, which could have a material adverse effect on our business, financial condition, and results of operations.

In manufacturing our products, we depend upon third parties for the supply of various components. Many of these components require a significant degree of technical expertise to design and produce. If we fail to adequately design, or if our suppliers fail to produce components to specification, or to comply with Quality System Regulation, or if the suppliers, or we, use defective materials or workmanship in the manufacturing process, the reliability and performance of our products will be compromised. We have experienced such non-compliance with manufacturing specifications in the past and could continue to experience such non-compliance in the future, which could lead to higher costs and reduced margins.

Our products could contain defects that cannot be repaired easily and inexpensively, and we have experienced in the past and could experience in the future some or all of the following:

•	loss of customer orders and delay in order fulfillment;

•	damage to our brand reputation;

•	increased cost of our warranty program due to product repair or replacement;

•	inability to attract new customers;

•	diversion of resources from our manufacturing and engineering and development departments into our service department; and

•	legal action.

Product liability claims against us could be costly and could harm our reputation.

The sale of dental and medical devices involves the risk of product liability claims against us. Claims could exceed our product liability insurance coverage limits. Our insurance policies are subject to various standard coverage exclusions, including damage to the product itself, losses from recall of our product, and losses covered by other forms of insurance, such as workers compensation. We cannot be certain that we will be able to successfully defend any claims against us, nor can we be certain that our insurance will cover all liabilities resulting from such claims. In addition, we cannot provide assurance that we will be able to obtain such insurance in the future on terms acceptable to us, or at all. Regardless of merit or eventual outcome, any product liability claim brought against us could result in harm to our reputation, decreased demand for our products, costs related to litigation, product recalls, loss of revenue, an increase in our product liability insurance rates, or the inability to secure coverage in the future, and could have a material adverse effect on our business by reducing cash collections from customers and limiting our ability to meet our operating cash flow requirements.

Our suppliers may not supply us with a sufficient amount or adequate quality of materials, which could have a material adverse effect on our business, financial condition and results of operations.

Our business depends on our ability to obtain timely deliveries of materials, components and subassemblies of acceptable quality and in acceptable quantities from third-party suppliers. We generally purchase components and subassemblies from a limited group of suppliers through purchase orders, rather than written supply contracts. Consequently, many of our suppliers have no obligation to continue to supply us on a long-term basis. In addition, our suppliers manufacture products for a range of customers, and fluctuations in demand for the products those suppliers manufacture for others could affect their ability to deliver components for us in a timely manner. Moreover, our suppliers could encounter financial hardships, be acquired, or experience other business events unrelated to our demand for components, which could inhibit or prevent their ability to fulfill our orders and satisfy our requirements.

Certain components of our products, particularly specialized components used in our laser systems, are currently available only from a single source or limited sources. For example, the crystal, fiber and hand pieces used in our Waterlase systems are each supplied by a separate single supplier. Our dependence on single-source suppliers involves several risks, including limited control over pricing, availability, quality, and delivery schedules.

If any of our suppliers cease to provide us with sufficient quantities of our components in a timely manner or on terms acceptable to us, or ceases to manufacture components of acceptable quality, we could incur manufacturing delays and sales disruptions while we locate and engage alternative qualified suppliers, and we might be unable to engage acceptable alternative suppliers on favorable terms. In addition, we could need to reengineer our components, which could require product redesign and submission to the FDA of a 510(k) application, which could significantly delay production. Any interruption or delay in the supply of components or materials, or our inability to obtain components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers and cause them to cancel orders or switch to competitive procedures. We are continually in the process of identifying and qualifying alternate source suppliers for our key components. There can be no assurance, however, that we will successfully identify and qualify an alternate source supplier for any of our key components or that we could enter into an agreement with any such alternate source supplier on terms acceptable to us, or at all.

We have significant international sales and are subject to risks associated with operating internationally.

International sales comprise a significant portion of our net revenue, and we intend to continue to pursue and expand our international business activities. For the three months ended March 31, 2023 and March 31, 2022, international sales accounted for approximately 35% and 31% of our total net revenue, respectively. For the two fiscal years ended December 31, 2022 and 2021, international sales accounted for approximately 30% and 35% of our net revenue, respectively. Political, economic and health conditions outside the United States, could make it difficult for us to increase our international revenue or to operate abroad. For example, efforts to contain the outbreak of COVID-19 in Asia and Europe included travel restrictions and closures of dental offices and clinics, significantly adversely impacting our international sales in 2022 and 2021.

In addition, international operations are subject to many inherent risks, which could have a material adverse effect on our revenues and operating cash flow, including among others:

•	adverse changes in tariffs and trade restrictions;

•	political, social and economic instability and increased security concerns;

•	fluctuations in foreign currency exchange rates;

•	longer collection periods and difficulties in collecting receivables from foreign entities;

•	exposure to different legal standards;

•	transportation delays and difficulties of managing international distribution channels;

•	reduced protection for our intellectual property in some countries;

•	difficulties in obtaining domestic and foreign export, import and other governmental approvals, permits and licenses, and compliance with foreign laws;

•	the imposition of governmental controls;

•	unexpected changes in regulatory or certification requirements;

•	difficulties in staffing and managing foreign operations; and

•	potentially adverse tax consequences and the complexities of foreign value-added tax systems.

We believe that international sales will continue to represent a significant portion of our net revenue, and we intend to expand our international operations further. In international markets where our sales are denominated in U.S. dollars, an increase in the relative value of the dollar against the currency in such markets could indirectly increase the price of our products in those markets and result in a decrease in sales. We do not currently engage in any transactions as a hedge against risks of loss due to foreign currency fluctuations. However, we could do so in the future.

Security breaches of our information technology systems could harm our reputation and customer relationships. Such breaches could subject us to significant reputational, financial, legal, and operational consequences.

We rely on information systems in our business to obtain, rapidly process, analyze and manage data. Any failure by us or our third-party service providers to prevent or mitigate security breaches and improper access to or disclosure of our data could lead to a material disruption of our information systems and loss of business information. In addition, computer malware, viruses, software vulnerabilities, social engineering (predominantly spear phishing attacks), ransomware and general hacking have become more prevalent in the business environment, have occurred on our systems in the past, and may occur on our systems in the future. Such an attack could result in, among other things: the theft, destruction, loss, unavailability, misappropriation or release of confidential data and intellectual property; operational or business delays; cyber extortion; liability for a breach of personal financial and health information belonging to our customers and their patients or to our employees; and damage to our reputation.

Any of these results could have a material adverse effect on our business due to the time and expense to respond to such an attack, recover data, and remediate information system weaknesses, each of which would disrupt our daily business operations. Further, such an attack would expose us to a risk of loss, regulatory investigations, or litigation and possible liability, including under laws that protect the privacy of personal information.

In December 2021, we experienced a cybersecurity attack that caused a brief network disruption and impacted certain systems. We have taken actions to strengthen our existing systems and implement additional prevention measures, but there is no assurance that such actions will be effective.

Our revenue and operating results fluctuate due to seasonality and other factors, so you should not rely on quarter-to-quarter comparisons of our operating results as an indication of our future performance.

Our revenue typically fluctuates from quarter to quarter due to a number of factors, many of which are beyond our control. Revenue in the first quarter typically is lower than average, and revenue in the fourth quarter typically is stronger than average, due to the buying patterns of dental practitioners. We believe that this trend exists because a significant number of dentists purchase their capital equipment towards the end of the calendar year in order to maximize their practice earnings while seeking to minimize their taxes. They often use certain tax incentives, such as accelerated depreciation methods for purchasing capital equipment, as part of their year-end tax planning. In addition, revenue in the third quarter could be affected by vacation patterns, which can cause revenue to be flat or lower than in the second quarter of the year. Our historical seasonal fluctuations could also be impacted by sales promotions used by large dental distributors that encourage end-of-quarter and end-of-year buying in our industry.

The expenses we incur are based, in large part, on our expectations regarding future net revenue. Since many of our costs are fixed in the short term, we could be unable to reduce expenses quickly enough to avoid losses if we experience a decrease in expected net revenue. Accordingly, you should not rely on quarter-to-quarter comparisons of our operating results as an indication of our future performance.

Litigation against us could be costly and time-consuming to defend and could materially and adversely affect our business, financial condition and results of operations.

We are from time to time involved in various claims, litigation matters and regulatory proceedings incidental to our business, including claims for damages arising out of the use of our products or services and claims relating to intellectual property matters, employment matters, commercial disputes, competition, sales and trading practices, environmental matters, personal injury and insurance coverage. Some of these lawsuits include claims for punitive as well as compensatory damages. The defense of these lawsuits could divert our management’s attention, and we could incur significant expenses in defending these lawsuits. In addition, we could be required to pay damage awards or settlements or become subject to unfavorable equitable remedies. Moreover, any insurance or indemnification rights that we could have may be insufficient or unavailable to protect us against potential loss exposures.

Our manufacturing operations are consolidated primarily in one facility. A disruption at this facility could result in a prolonged interruption of our business and have a material adverse effect on our business, financial condition and results of operations.

Substantially all of our manufacturing operations are located at our facility in Corona, California, which is near known earthquake fault zones. Although we have taken precautions to safeguard our facilities including disaster recovery planning and off-site backup of computer data, a natural disaster such as an earthquake, fire, or flood, could seriously harm our facility and significantly disrupt our operations. Additionally, labor disputes, maintenance requirements, power outages, equipment failures, civil unrest, or terrorist attacks affecting our Corona, California facility could significantly disrupt our operations. Our business interruption insurance coverage may not cover all or any of our losses from natural disasters or other disruptions.

If we lose our key management personnel, or are unable to attract or retain qualified personnel, it could adversely affect our ability to execute our growth strategy.

Our success is dependent, in part, upon our ability to hire and retain management, engineers, marketing and sales personnel and technical, research and other personnel who are in high demand and are often subject to competing employment opportunities. Our success will depend on our ability to retain our current personnel and to attract and retain qualified personnel in the future. Competition for senior management, engineers, marketing and sales personnel and other specialized technicians is intense and we may not be able to retain our personnel. If we lose the services of any executive officers or key employees, our ability to achieve our business objectives could be harmed or delayed, which could have a material adverse effect on our daily operations, operating cash flows, results of operations, and ultimately share price. In general, our officers could terminate their employment at any time without notice for any reason.

Failure to meet covenants in the credit agreements with our debt agreements could result in acceleration of our payment obligations thereunder, and we may not be able to find alternative financing.

Under the Credit Agreement dated November 9, 2018, as amended from time to time, between BIOLASE, Inc. and SWK Funding LLC (“SWK”), we are required to maintain a specified amount of consolidated unencumbered liquid assets as of the end of each fiscal quarter, and, if we fall below those levels, generate minimum levels of revenue as of the end of each period specified in the Credit Agreement and maintain specified levels of consolidated EBITDA as of the end of each period specified in the Credit Agreement. Our ability to comply with these covenants may be affected by factors beyond our control.

If we fail to comply with the covenants contained in the Credit Agreement or if the Required Lenders (as defined in the Credit Agreement) contend that we have failed to comply with these covenants or any other restrictions, it could result in an event of default under the Credit Agreement, which would permit or, in certain events, require SWK to declare all amounts outstanding thereunder to be immediately due and payable. There can be no assurances that we will be able to repay all such amounts or able to find alternative financing in an event of a default. Even if alternative financing is available in an event of a default under the Credit Agreement, it may be on unfavorable terms, and the interest rate charged on any new borrowings could be substantially higher than the interest rate under the Credit Agreement, thus adversely affecting cash flows, results of operations, and ultimately, our ability to meet operating cash flow requirements.

The restrictive covenants in the Credit Agreement and BIOLASE’s obligation to make debt payments under the Credit Agreement may limit our operating and financial flexibility and may adversely affect the Company’s business, financial condition and results of operations.

The Credit Agreement imposes operating and financial restrictions and covenants, which may limit or prohibit our ability to, among other things:

•	incur additional indebtedness;

•	make investments, including acquisitions;

•	create liens;

•	make dividends, distributions or other restricted payments;

•	effect affiliate transactions;

•	enter into mergers, divisions, consolidations or sales of substantially all of our or our subsidiaries’ assets;

•	change business activities and issue equity interests; or

•	sell material assets (without using the proceeds thereof to repay the obligations under the Credit Agreement).

In addition, we are required to comply with certain financial covenants under the Credit Agreement as described above.

Such restrictive covenants in the Credit Agreement and our repayment obligations under the Credit Agreement could have adverse consequences to us, including:

•	limiting our ability to use cash;

•	limiting our flexibility in operating our business and planning for, or reacting to, changes in our business and our industry;

•

requiring the dedication of a substantial portion of any cash flow from operations to the payment of principal of, and interests on, the indebtedness, thereby reducing the availability of such cash flow to fund our operations, working capital, capital expenditures, future business opportunities and other general corporate purposes;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing;

•	limiting our ability to adjust to changing market conditions; and

•	placing us at a competitive disadvantage relative to our competitors who are less highly leveraged.

If we fail to comply with the terms of the Credit Agreement and there is an event of default, the creditor(s) may foreclose upon the assets securing our obligations thereunder.

To secure the performance of our obligations under the Credit Agreement, we granted SWK security interests in substantially all of the assets of BIOLASE and certain of our foreign and domestic subsidiaries. Our failure to comply with the terms of the Credit Agreement could result in an event of default thereunder. In that event, SWK will have the option to (and, in certain circumstances, will have the obligation to) foreclose on the assets of BIOLASE and certain of our subsidiaries pledged as collateral under the Credit Agreement or the other documents executed in connection with the Credit Agreement. The foreclosure on the Company’s assets could severely and negatively impact our business, financial condition, and results of operations.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain adequate internal control over financial reporting, our business, financial condition and results of operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports and current reports. Our failure to prepare and disclose this information in a timely manner and meet our reporting obligations in their entirety could subject us to penalties under federal securities laws and regulations of NASDAQ expose us to lawsuits, and restrict our ability to access financing on favorable terms, or at all.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to evaluate and provide a management report of our systems of internal control over financial reporting. During the course of the evaluation of our internal control over financial reporting, we could identify areas requiring improvement and could be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities.

Any failure to maintain compliance with the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could, negatively impact the trading price of our stock, and adversely affect investors’ confidence in the Company and our ability to access capital markets for financing.

Risks Related to Our Intellectual Property

If the patents that we own or license, or our other intellectual property rights, do not adequately protect our technologies, we could lose market share to our competitors and be unable to operate our business profitably.

Our future success depends, in part, on our ability to obtain and maintain patent protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others. We rely on patents to establish and maintain proprietary rights in our technology and products. We currently possess a number of issued patents and patent applications with respect to our products and technology. However, we cannot ensure that any additional patents will be issued, that the scope of any patent protection will be effective in helping us address our competition, or that any of our patents will be held valid if subsequently challenged. It is also possible that our competitors could independently develop similar or more desirable products, duplicate our products, or design products that circumvent our patents. The laws of foreign countries may not protect our products or intellectual property rights to the same extent as the laws of the United States. In addition, there have been recent changes in the patent laws and rules of the U.S. Patent and Trademark Office, and there could be future proposed changes that, if enacted, have a significant impact on our ability to protect our technology and enforce our intellectual property rights. If we fail to protect our intellectual property rights adequately, our competitive position could be adversely affected, and there could be a material adverse effect on our business, financial condition, and results of operations.

If third parties claim that we infringe their intellectual property rights, we could incur liabilities and costs and have to redesign or discontinue selling certain products, which could have a material adverse effect on our business, financial condition, and results of operations.

We face substantial uncertainty regarding the impact that other parties’ intellectual property positions will have on dental and other medical laser applications. The medical technology industry has in the past been characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. From time to time, we have received, and we expect to continue to receive, notices of claims of infringement, misappropriation, or misuse of other parties’ proprietary rights. Some of these claims could lead to litigation. We may not prevail in any future intellectual property infringement litigation given the complex technical issues and inherent uncertainties in litigation. Any claims, with or without merit, could be time-consuming and distracting to management, result in costly litigation, or cause product shipment delays. Adverse determinations in litigation could subject us to significant liability and could result in the loss of proprietary rights. A successful lawsuit against us could also force us to cease selling or redesign products that incorporate the infringed intellectual property. Additionally, we could be required to seek a license from the holder of the intellectual property to use the infringed technology, and we may not be able to obtain a license on acceptable terms, or at all.

Risks Related to Our Regulatory Environment

Changes in government regulation, failure to comply with government regulation or the inability to obtain or maintain necessary government approvals could have a material adverse effect on our business, financial condition and results of operations.

Our products are subject to extensive government regulation, both in the United States and globally in other countries. To clinically test, manufacture, and market products for human use, we must comply with regulations and safety standards set by the FDA and comparable state and foreign agencies. Regulations adopted by the FDA are wide-ranging and govern, among other things, product design, development, manufacture and control testing, labeling control, storage, advertising, marketing, and sales. Generally, products must meet regulatory standards as safe and effective for their intended use before being marketed for human applications. The clearance and approval process is expensive, time-consuming and uncertain. Failure to comply with applicable regulatory requirements of the FDA can result in an enforcement action, which could include a variety of sanctions, including fines, injunctions, civil penalties, recall or seizure of our products, operating restrictions, partial suspension, or total shutdown of production and criminal prosecution. The failure to receive or maintain requisite approvals for the use of our products or processes, or significant delays in obtaining such clearances or approvals, could prevent us from developing, manufacturing and marketing products and services necessary for us to remain competitive.

If we develop new products and applications or make any significant modifications to our existing products or labeling, we will need to obtain additional regulatory clearances or approvals. Any modification that could significantly affect a product’s safety or effectiveness, or that would constitute a change in its intended use, will require a new FDA 510(k) clearance. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or Premarket Approval (“PMA”) is obtained. If 510(k)

clearance is denied and a PMA application is required, we could be required to submit substantially more data and conduct human clinical testing and would very likely be subject to a significantly longer review period.

Products sold in international markets are also subject to the regulatory requirements of each respective country or region. The regulations of the European Union require that a device have the CE Mark, indicating conformance with European Union laws and regulations before it can be marketed in the European Union. The regulatory international review process varies from country to country. We rely on our distributors and sales representatives in the foreign countries in which we market our products to comply with the regulatory laws of such countries. Failure to comply with the laws of such countries could prevent us from continuing to sell products in such countries. In addition, unanticipated changes in existing regulatory requirements or the adoption of new requirements could impose significant costs and burdens on us, which could increase our operating expenses.

Changes in health care regulations in the U.S. and elsewhere could adversely affect the demand for our products as well as the way in which we conduct our business and operations. For example, in 2010, President Obama signed the Affordable Care Act into law, which included various reforms impacting Medicare coverage and reimbursement, including revision to prospective payment systems, any of which could adversely impact any Medicare reimbursements received by our end-user customers. New legislation may be enacted as President Biden and Congress consider further reform. In addition, as a result of the focus on health care reform, there is risk that Congress could implement changes in laws and regulations governing health care service providers, including measures to control costs, and reductions in reimbursement levels. We cannot be sure that government or private third-party payers will cover and reimburse the procedures using our products, in whole or in part, in the future, or that payment rates will be adequate. If providers cannot obtain adequate coverage and reimbursement for our products, or the procedures in which they are used, our business, results of operations and financial condition could suffer.

Additionally, we may be subject to the Excise Tax (as defined below) included in the Inflation Reduction Act (“IRA”) enacted in August 2022 in connection with redemptions of our common stock, Series H Convertible Preferred Stock, or Series I Preferred Stock. In particular, an excise tax is imposed on “covered corporations” (generally, publicly-traded domestic corporations) equal to 1% of the fair market value of certain stock repurchased after December 31, 2022 (the “Excise Tax”). It is likely that the Excise Tax will generally apply to any redemptions of shares of our Series H Convertible Preferred Stock or common stock after December 31, 2022, and any redemption of shares of our Series I Preferred Stock. The Excise Tax base is reduced by the fair market value of any issuances of the covered corporation’s stock during its taxable year. The fair market value of any of shares our Series H Convertible Preferred Stock, Series I Preferred Stock, or common stock that are redeemed may exceed the fair market value of any of our stock issued during the same taxable year. Consequently, the Excise Tax may reduce the amount of cash we have available to shareholders.

We could be subject to, or otherwise affected by, federal and state health care laws, including fraud and abuse and health information privacy and security laws, and we could face substantial penalties if we are unable to fully comply with such regulations.

We are directly or indirectly, through our customers, subject to extensive regulation by both the federal government and the states and foreign countries in which we conduct our business. If our past or present operations are found to be in violation of governmental laws or regulations to which we or our customers are subject, we may be subject to penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, individual imprisonment, possible exclusion from participation in federal and state funded healthcare programs, contractual damages, and the curtailment or restricting of our operations, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. This could harm our ability to operate our business and our financial results. If we are required to obtain permits or licensure under these laws that we do not already possess, we could become subject to substantial additional regulation or incur significant expense.

Any penalties, damages, fines, or curtailment or restructuring of our operations could be significant. The risk of potential non-compliance is increased by the fact that many of these laws have not been fully interpreted by applicable regulatory authorities or the courts, and their provisions are open to a variety of interpretations and additional legal or regulatory change. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, damage our reputation and cause a material adverse effect on sales, cash collections, and our ability to meet operating cash flow requirements.

Changes to the reimbursement rates for procedures performed using our products and measures to reduce healthcare costs may adversely impact our business.

Dentists and other health care providers that purchase and use our products may rely on third-party payers, including Medicare, Medicaid, and private payers to cover and reimburse all or part of the cost of the procedures performed using our products. As a result, coverage and reimbursement of the procedures using our products is dependent in part on the policies of these payers. There is a significant trend in the healthcare industry by public and private payers to contain or reduce their costs, including by taking the following steps, among others: decreasing the portion of costs payers will cover, ceasing to provide full payment for certain products or procedures depending on outcomes, or not covering certain products or procedures at all. If payers implement any of the foregoing with respect to our procedures performed using our products, it would have an adverse impact on our revenue and results of operations.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future. Any reduction in reimbursement rates for dental procedures using our products may adversely affect our customers’ businesses and cause them to enact cost reduction measures, which could result in reduced demand for our product or additional pricing pressures.

We could be exposed to liabilities under the FCPA, and any determination that we violated the FCPA could have a material adverse effect on our business, financial condition and results of operations.

In light of our operations outside the United States, we are subject to the FCPA, which generally prohibits companies and their intermediaries from offering to pay, promising to pay, or authorizing the payment of money or anything of value to non-U.S. officials for the purpose of influencing any act or decision of the foreign official in his/her capacity or to secure any other improper advantage to obtain or retain business. Violation of the anti-bribery provisions of the FCPA can result in criminal fines of up to $2 million and civil penalties of up to $23,011 for each violation. Individuals, including officers, directors, stockholders, and agents of companies, can be subject to a criminal fine of up to $250,000 and imprisonment, in addition to civil penalties of up to $23,011, per violation.

Also, under the alternative fines provision of the FCPA an individual or entity can be fined an amount of up to twice the gross pecuniary gain or loss from a violation. We could be held liable for actions taken by our distributors in violation of the FCPA, even though such partners are foreign companies that may not be subject to the FCPA. Any determination that we violated the FCPA could result in sanctions that could have a material adverse effect on our business, financial condition and results of operations.

Product sales or introductions could be delayed or canceled as a result of the FDA regulatory requirements applicable to laser products, dental devices, or both, which could cause our sales or profitability to decline and have a material adverse effect on our business, financial condition, and results of operations.

The process of obtaining and maintaining regulatory approvals and clearances to market a medical device from the FDA and similar regulatory authorities abroad can be costly and time-consuming, and we cannot provide assurance that such approvals and clearances will be granted. Pursuant to FDA regulations, unless exempt, the

FDA permits commercial distribution of a new medical device only after the device has received 510(k) clearance or is the subject of an approved PMA. The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to other 510(k)-cleared products. The PMA process is more costly, lengthy and uncertain than the 510(k) process, and must be supported by extensive data, including data from preclinical studies, and human clinical trials. Because we cannot provide assurance that any new products, or any product enhancements, that we develop will be subject to the shorter 510(k) clearance process, significant delays in the introduction of any new products or product enhancement could occur. We cannot provide assurance that the FDA will not require a new product or product enhancement to go through the lengthy and expensive PMA process. Delays in obtaining regulatory clearances and approvals could:

•	delay or eliminate commercialization of products we develop;

•	require us to perform costly additional procedures;

•	diminish any competitive advantages that we may attain; and

•	reduce our ability to collect revenues or royalties.

Although we have obtained 510(k) clearance from the FDA to market our dental laser systems, we cannot provide assurance that we will not be required to obtain new clearances or approvals for modifications or improvements to our products.

Our marketed products may be used by healthcare practitioners for indications that are not cleared or approved by the FDA. If the FDA finds that we marketed our products in a manner that promoted off-label use, we may be subject to civil or criminal penalties.

Under the United States Federal Food, Drug, and Cosmetic Act and other laws, we are prohibited from promoting our products for off-label uses. This means that we may not make claims about the use of any of our marketed medical device products outside of their approved or cleared indications, and that our website, advertising, promotional materials and training methods and materials may not promote or encourage unapproved uses. Note, however, that the FDA does not generally restrict healthcare providers from prescribing products for off-label uses (or using products in an off-label manner) in their practice of medicine. Should the FDA determine that our activities constitute the promotion of off-label uses, the FDA could bring action to prevent us from distributing our devices for the off-label use and could impose fines and penalties on us and our executives. In addition, failure to follow FDA rules and guidelines relating to promotion and advertising can result in, among other things, the FDA’s refusal to approve or clear other products in our pipeline, the withdrawal of an approved product from the market, product recalls, fines, disgorgement of profits, operating restrictions, injunctions, or criminal prosecutions. Any of these adverse regulatory actions could result in substantial costs and could significantly and adversely impact our reputation and divert management’s attention and resources, which could have a material adverse effect on our business.

Our products are subject to recalls and other regulatory actions after receiving FDA clearance or approval.

The FDA and similar governmental bodies in other countries have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. A government mandated or voluntary recall by us could occur as a result of component failures, manufacturing errors, or design defects, including errors in labeling or other safety issues. Any recall would divert management’s attention and financial resources and harm our reputation with customers. Any recall involving our laser systems would be particularly harmful to us, because our laser systems comprise such an important part of our portfolio of products. However, any recall could have a material adverse effect on our business, financial condition and results of operations.

If we or our third-party manufacturers fail to comply with the FDA’s QSR, our business would suffer.

We and our third-party manufacturers are required to demonstrate and maintain compliance with the FDA’s QSR. The QSR is a complex regulatory scheme that covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our product. The FDA enforces the QSR through periodic unannounced inspections. We anticipate that in the future we will be subject to such inspections. Our failure, or the failure of our third-party manufacturers, to take satisfactory corrective action in response to an adverse QSR inspection could result in enforcement actions, including a public warning letter, a shutdown of our manufacturing operations, a recall of our product, civil or criminal penalties, or other sanctions, which could have a material adverse effect on our business, financial condition and results of operations.

If our product causes or contributes to a death or a serious injury, or malfunctions in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA’s medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would be likely to cause or contribute to death or serious injury if the malfunction of the device were to recur. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our devices could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as mounting a defense to a legal action, if one were to be brought, would require the dedication of our time and capital, distract management from operating our business, and could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Stock

Failure to meet NASDAQ’s continued listing requirements could result in the delisting of our common stock, negatively impact the price of our common stock and negatively impact our ability to raise additional capital.

On January 11, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the last 30 consecutive business days, ending on January 10, 2023, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq rules, we were provided an initial period of 180 calendar days, or until July 10, 2023 (the “Compliance Date”), to regain compliance with the Bid Price Rule

On June 8, 2023, we were notified by the Staff of Nasdaq that we did not meet the minimum closing bid price requirement of $1.00 for continued listing, as set forth in the Bid Price Rule, as the Staff has determined that as of June 8, 2023, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days, from May 24, 2023 through June 7, 2023. As such, the Staff has determined to delist the Company’s common stock from the Nasdaq Capital Market and to suspend trading of the common stock at the opening of business on June 20 2023, and file a Form 25-NSE with the Securities and Exchange Commission. We timely requested a hearing to appeal this determination, which stayed the suspension of our common stock pending the panel’s decision.

We subsequently requested the Panel grant us a temporary exception to regain compliance with the Bid Price Rule. On July 5, 2023, the Panel granted us an exception until August 11, 2023 to demonstrate bid price compliance subject to us taking the following actions: (i) on July 20, 2023, we shall obtain stockholder approval for a reverse stock split at a ratio that is sufficient to regain and maintain long term compliance with the Bid Price Rule; (ii) on or before July 31, 2023, we shall effect a reverse stock split and, thereafter, maintain a $1.00 closing bid price for a minimum of ten consecutive business days; and (iii) on August 11, 2023, we shall have demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions.

We have filed a proxy statement and will be holding a special meeting of stockholders on July 20, 2023 wherein our stockholders will be asked to approve a proposal to adopt a series of proposed amendments to our certificate of incorporation to effect a reverse stock split at a ratio between one-for-two (1:2) and one-for-one hundred (1:100).

As discussed above, we are in the process of taking definitive steps to comply with all applicable conditions and criteria for continued listing on Nasdaq. There can be no assurances, however, that we will be able to do so. We must satisfy the time frame granted by the Panel or Nasdaq will provide written notification that our securities will be delisted. If we cannot regain compliance with the Bid Price Rule our common stock will be subject to delisting. If that were to occur, our common stock would be subject to rules that impose additional sales practice requirements on broker-dealers who sell our securities. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from effecting transactions in our common stock. This would adversely affect the ability of investors to trade our common stock and would adversely affect the value of our common stock. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our common stock.

Our stock price has been, and could continue to be, volatile.

There has been significant volatility in the market price and trading volume of equity securities, which may be unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations could negatively affect the market price of our stock. The market price and volume of our common stock could fluctuate, and in the past has fluctuated, more dramatically than the stock market in general. During the 12 months ended [●], 2023, the market price of our common stock has ranged from a high of $[●] per share to a low of $[●] per share. Stockholders may not be able to resell their shares at or above the price they paid for them due to fluctuations in the market price of our stock caused by changes in our operating performance or prospects or other factors. Some factors, in addition to the other risk factors identified above, that could have a significant effect on our stock market price include, but are not limited to, the following:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	changes in our growth rates or our competitors’ growth rates;

•	developments regarding our patents or proprietary rights or those of our competitors;

•	our inability to raise additional capital as needed;

•	concerns or allegations as to the safety or efficacy of our products;

•	changes in financial markets or general economic conditions;

•	sales of stock by us or members of our management team, our Board, our significant stockholders, or certain institutional stockholders; and

•	changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally.

Because we do not intend to pay cash dividends, our stockholders will benefit from an investment in our common stock only if it appreciates in value.

We intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our securities will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which our stockholders purchased their shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common stock will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate herein by reference contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act that involve risks, uncertainties and assumptions, which could cause actual results to differ materially from management’s expectations. Such forward-looking statements include statements, predictions or expectations regarding market opportunities, our plans for future products and services and enhancements of existing products and services, future market growth and our anticipated growth strategies, future demand for improved dental care and dental laser equipment, expansion of our international operations, compliance with laws and regulatory requirements, the impact of cost-saving measures and future decreases in expenses, statements regarding the effects of seasonality on revenue, anticipated cash needs, capital requirements and capital expenditures, needs for additional financing, anticipated use of proceeds from debt or equity financing, use of working capital, plans to explore potential collaborations, potential acquisitions of products and technologies, effects of engineering and development efforts, plans to expand our field sales force, the development of distributor relationships, our ability to attract customers, the adequacy of our facilities, products and solutions from competitors, our ability to maintain product quality standards, protection of patents and other technology, the ability of third-party payers to pay for costs of our products, limitations on capital expenditures, critical accounting policies and the impact of recent accounting pronouncements, recording tax benefits or other financial items in the future, plans, strategies, expectations or objectives of management for future operations, our financial condition or prospects and any other statement that is not historical fact. Forward-looking statements are identified by the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology.

Forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information available to management as of the date on which such forward-looking statement was made, all of which are subject to change. Forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those stated or implied by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	substantial doubt about our ability to continue as a going concern;

•	the effects of the COVID-19 pandemic and the actions taken to contain it;

•	losses that we have experienced for each of the past three years;

•	global economic uncertainty and volatility in financial markets;

•	inability to raise additional capital on terms acceptable to us;

•	our relationships with, and the efforts of, third-party distributors;

•	failure in our efforts to train dental practitioners or to overcome the hesitation of dentists and patients to adopt laser technologies;

•	inconsistencies between future data and our clinical results;

•	competition from other companies, including those with greater resources;

•	our inability to successfully develop and commercialize enhanced or new products that remain competitive with products or alternative technologies developed by others;

•	the inability of our customers to obtain third-party reimbursement for their use of our products; limitations on our ability to use net operating loss carryforwards;

•	problems in manufacturing our products;

•	warranty obligations if our products are defective;

•	adverse publicity regarding our technology or products;

•	adverse events to our patients during the use of our products, regardless of whether caused by our products;

•	issues with our suppliers, including the failure of our suppliers to supply us with a sufficient amount or adequate quality of materials;

•	rapidly changing standards and competing technologies;

•	our inability to effectively manage and implement our growth strategies;

•	risks associated with operating in international markets, including potential liabilities under the Foreign Corrupt Practices Act;

•	breaches of our information technology systems;

•	seasonality;

•	litigation, including the failure of our insurance policies to cover certain expenses relating to litigation and our inability to reach a final settlement related to certain litigation;

•	disruptions to our operations at our primary manufacturing facility;

•	loss of our key management personnel or our inability to attract or retain qualified personnel;

•

risks and uncertainties relating to acquisitions, including difficulties integrating acquired businesses successfully into our existing operations and risks of discovering previously undisclosed liabilities;

•	failure to meet covenants in the Credit Agreement, dated as of November 9, 2018, (as amended from time to time, the “Credit Agreement”), by and between BIOLASE and SWK Funding, LLC;

•	interest rate risk, which could result in higher expense in the event of interest rate increases;

•	obligations to make debt payments under the Credit Agreement;

•	risks of foreclosure triggered by an event of default under the Credit Agreement;

•	failure to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or maintain adequate internal control over financial reporting;

•	climate change initiatives;

•	failure of our intellectual property rights to adequately protect our technologies and potential third-party claims that our products infringe their intellectual property rights;

•	changes in government regulation or the inability to obtain or maintain necessary governmental approvals;

•	our failure to comply with existing or new laws and regulations, including fraud and abuse and health information privacy and securities laws;

•	changes in the regulatory requirements of the Food and Drug Administration (“FDA”) applicable to laser products, dental devices or both;

•	recall or other regulatory action concerning our products after receiving FDA clearance or approval;

•	our failure to comply with continued listing requirements of the Nasdaq Capital Market; and

•	risks relating to ownership of our common stock, including high volatility and dilution.

Further information about factors that could materially affect the Company, including our results of operations, financial condition and stock price, is contained under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus. Except as required by law, we undertake no obligation to revise or update any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information, changes to future results over time or otherwise.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of all Units offered in this offering will be approximately $[●] million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on [●], 2023, assuming no issuance of Pre-Funded Units in connection with this offering. We estimate that our net proceeds from the sale of 50% of the Units offered in this offering will be approximately $[●] million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on [●], 2023, assuming no issuance of Pre-Funded Units in connection with this offering. These estimates exclude the proceeds, if any, from the exercise of the Warrants issued in connection with this offering. If all of the Warrants offered in this offering were sold and exercised for cash, we would receive additional net proceeds of approximately $[●] million. If 50% of the Warrants offered in this offering were sold and exercised for cash, we would receive additional net proceeds of approximately $[●] million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

Because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the proceeds of this offering for working capital and for general corporate purposes. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the public offering price per share included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units and our net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2023, our historical net tangible book value was approximately $5.2 million, or approximately $0.20 per share.

Our pro forma net tangible book value as of March 31, 2023 was ($[●] or approximately $[●] per share. Pro forma net tangible book value per shares represents our total tangible assets less our total liabilities after giving effect to (i) our receipt of net proceeds of $3.7 million from the sale of Series H Units in the May 2023 Offering; (ii) the issuance of 60,801,102 shares of common stock upon conversion of 170,000 shares of Series H Convertible Preferred Stock; (iii) the receipt of net proceeds of $99,750 from the exercise of pre-funded warrants subsequent to March 31, 2023 and the issuance of 9,975,000 shares of common stock upon such exercise, and (iv) the receipt of net proceeds of $520,000 from the exercise of Series H Warrants subsequent to March 31, 2023 and the issuance of 20,000 shares of Series H Convertible Preferred Stock upon such exercise which shares were subsequently converted into 7,153,073 shares of common stock.

After giving effect to the (i) pro forma adjustments set forth above and (ii) the assumed sale of [●] Units in this offering at an assumed public offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on [●], 2023 and after deducting the placement agent fees and estimated offering expenses payable by us, but assuming that no Pre-Funded Units are sold in the offering and no exercise of any of the Warrants issued in connection with this offering, our pro forma as adjusted net tangible book value as of March 31, 2023 would have been approximately $[●] million, or approximately $[●] per share. This represents an immediate increase in net tangible book value of $[●] per share to existing stockholders and immediate dilution in net tangible book value of $[●] per share to new investors purchasing Units in this offering.

The following table illustrates this dilution on a per-share basis (unaudited):

Assumed public offering price per share			$[●]
Historical net tangible book value per share as of March 31, 2023		$0.20
Pro Forma net tangible book value per share as of March 31, 2023	$	[●]
Increase in pro forma net tangible book value per share attributable to the offering	$	[●]

Pro forma as adjusted net tangible book value per share after the offering			$[●]
Dilution per share to new investors participating in the offering			$[●]

A $0.10 increase or decrease in the assumed public offering price of $[●] per Unit, based on the last reported sale price for our common stock as reported on the Nasdaq Capital Market on [●], 2023, would decrease the number of shares of common stock offered in this offering by approximately [●] million shares or increase the number of shares of our common stock offered in this offering by approximately [●] million shares, respectively.

We may also increase or decrease the number of Units we are offering. An increase of 100,000 in the number of Units offered by us would increase our as adjusted net tangible book value by approximately $[●] million, or $[●] per share, and decrease the dilution per share to investors participating in this offering by $[●] per share, assuming the assumed offering price per Unit remains the same, no issuance of Pre-Funded Units in this offering and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. Similarly, a decrease of 100,000 in the number of Units offered by us would decrease our as adjusted net tangible book value by approximately $[●] million or $[●] per Units, and increase the dilution per share to investors participating in this offering by $[●] per share, assuming the assumed offering price per Units remains the same, no issuance of Pre-Funded Units in this offering and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of Units we offer in this offering, and other terms of this offering determined at pricing.

The foregoing historical calculation is based on 26,328,667 shares outstanding as of March 31, 2023 and excludes:

•	55,533 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $74.17 per share;

•	519,923 shares of our common stock issuable upon the settlement of outstanding restricted stock units;

•	12,068,817 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $1.15 per share;

•

403,015 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding phantom restricted stock units, which may also be settled, at the sole discretion of our board of directors, in cash;

•

32,291 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding stock appreciation rights, which may also be settled, at the sole discretion of our board of directors, in cash; and

•	55,128 additional shares of our common stock reserved for future issuance under our 2018 Long-Term Incentive Plan.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise, settlement or conversion of outstanding options, restricted stock units, warrants, phantom restricted stock units, Series H Preferred Stock and Series H Warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have not declared or paid dividends to common stockholders since inception and do not plan to pay cash dividends in the foreseeable future to common stockholders. We currently intend to retain earnings, if any, to finance our growth.

Dividends on the Series H Convertible Preferred Stock are paid in-kind (“PIK dividends”) in additional shares of Series H Convertible Preferred Stock based on the stated value of $50.00 per share at an assumed dividend rate of 20.0%. The PIK dividends will be a one-time payment payable to holders of the Series H Convertible Preferred Stock of record at the close of business on the one-year anniversary of the original issue date.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2023:

•	on an actual basis;

•

on a pro forma basis to give effect to our receipt of net proceeds of $3.7 from the sale of Series H Units in the underwritten public offering that we completed in May 2023; (ii) the issuance of 60,801,102 shares of common stock upon conversion of 170,000 shares of Series H Convertible Preferred Stock, (iii) the receipt of net proceeds of $99,750 from the exercise of pre-funded warrants subsequent to March 31, 2023 and the issuance of 9,975,000 shares of common stock upon such exercise, and (iv) the receipt of net proceeds of $520,000 from the exercise of Series H Warrants subsequent to March 31, 2023 and the issuance of 20,000 shares of Series H Convertible Preferred Stock upon such exercise which shares were subsequently converted into 7,153,073 shares of common stock; and

•

on a pro forma as adjusted basis to give effect to (i) the pro forma adjustments set forth above and (ii) the sale by us of [●] Units in this offering at an assumed public offering price of $[●] per Unit, which represents the closing price of our common stock on Nasdaq on [●], 2023, after deducting the estimated placement agent fees and estimated offering expenses, and assuming no sale of any Pre-Funded Units in this offering and no exercise of the Warrants issued in connection with this offering.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, incorporated herein by reference.

	As of March 31, 2023
	Actual (unaudited)	Pro Forma	Pro Forma As Adjusted
	(in thousands except per share data)
Cash and cash equivalents	$6,532	$10,809	[●]

Debt, including current portion:
Loans	$14,800	$14,800	14,800
Discount and debt issuance costs on term loan	(904)	(904)	(904)

Total long term debt, net	13,896	13,896	13,896

Series H Convertible Redeemable Preferred Stock, par value $0.001 per share; 370 authorized, 0 shares issued and outstanding, actual and 5 shares issued and outstanding, pro forma and pro forma as adjusted	—	300	[●]

Stockholders’ equity:
Common stock, par value $0.001 per share; 180,000 shares authorized, 26,329 shares issued and 26,327 shares outstanding, actual, 104,258 shares issued and 104,256 shares outstanding pro forma, and [●] shares issued and [●] shares outstanding, pro forma as adjusted	26	91	[●]
Additional paid-in capital	310,802	313,522	[●]
Accumulated other comprehensive loss	(653)	(653)	[●]
Accumulated deficit	(302,017)	(302,017)	[●]

Total stockholders’ equity	8,158	11,246	[●]

Total capitalization	$22,054	$25,142	[●]

A $0.10 increase (decrease) in the assumed public offering price of $[●] per Unit would increase (decrease) the expected net proceeds to us from this offering by approximately $[●] million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering.

Similarly, a 100,000 Unit increase or decrease in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase or decrease the net proceeds to us by approximately $[●] million, assuming the assumed public offering price of $[●] per Unit remains the same, no issuance of Pre-Funded Units in this offering and after deducting estimated placement agent fees and estimated offering expenses payable by us.

The number of shares of common stock outstanding immediately after this offering is based on 26,328,667 shares outstanding as of March 31, 2023 and excludes:

•	55,533 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $74.17 per share;

•	519,923 shares of our common stock issuable upon the settlement of outstanding restricted stock units;

•	12,068,817 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $1.15 per share;

•

403,015 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding phantom restricted stock units, which may also be settled, at the sole discretion of our board of directors, in cash;

•

32,291 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding stock appreciation rights, which may also be settled, at the sole discretion of our board of directors, in cash; and

•	55,128 additional shares of our common stock reserved for future issuance under our 2018 Long-Term Incentive Plan.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to [●] Units and up to [●] Pre-Funded Warrant Units. For each Pre-Funded Warrant Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Each Unit includes one share of our common stock and a warrant to purchase one share of our common stock. Each Pre-Funded Warrant Units includes a Pre-Funded Warrant to purchase one share of our common stock and a Warrant to purchase one share of our common stock. The shares of common stock or Pre-Funded Warrants and accompanying common warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Warrants offered hereby.

Units

We are offering up to [●] Units at a public offering price of $[●] per Unit. Each Unit consists of one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price equal to $[●], which is 100% of the public offering price of the Units. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

Pre-Funded Units

We are offering the Pre-Funded Units at a price equal to the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per share of our common stock. Each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one share of our common stock and a Warrant to purchase one share of our common stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

Common Stock

The material terms of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Warrants Included in the Units and Pre-Funded Units

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in form of Warrant.

The Warrants will be issued in accordance with a warrant agency agreement to be entered into between us and Computershare Trust Company, N.A.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of our common stock purchasable upon exercise of the Warrants is $[●] per share, which is 100% of the public offering price per Unit. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. If the Company or any subsidiary of the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any shares of common stock or securities (including but not limited to Common Stock Equivalents, as defined in the Warrant), at an effective price per share less than the exercise price of the Warrant then in effect, the exercise price of the Warrant shall be reduced to equal the effective price per share in such dilutive issuance.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of a “fundamental transaction,” as defined in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the Warrants on the date of consummation of such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants are governed by New York law.

Pre-Funded Warrants Included in the Pre-Funded Units

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

The Pre-Funded Warrants will be issued in accordance with a warrant agency agreement to be entered into between us and Computershare Trust Company, N.A.

Exercise of Pre-Funded Warrants. Each Pre-Funded Warrant is exercisable for one share of our common stock, with an exercise price equal to $0.001 per share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying common stock until the Pre-Funded Warrant is exercised.

Exercise Limitation. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the common stock then outstanding after giving effect to such exercise.

Exercise Price. The exercise price and the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a “fundamental transaction,” as defined in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Prior to the exercise of any Pre-Funded Warrants to purchase common stock, holders of the Pre-Funded Warrants will not have any of the rights of holders of common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Governing Law. The Pre-Funded Warrants are governed by New York law.

PRINCIPAL STOCKHOLDERS

As of July 14, 2023, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock or Series I Preferred Stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records.

The following table sets forth the beneficial ownership of shares of our common stock and Series I Preferred Stock as of July 14, 2023, and as adjusted to reflect the sale of the securities offered by us in this offering (assuming no issuance of Pre-Funded Units and no exercise of Warrants), by (i) each current director and director nominee, (ii) each named executive officer and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 104,370,109 shares of our common stock outstanding as of July 14, 2023. Shares underlying stock options or warrants exercisable within 60 days of July 14, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Except as otherwise indicated, the address of each of the persons in this table is c/o BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270 Lake Forest, California 92610.

Name	Shares of Common Stock		Shares of Series I Preferred Stock	Percentage of Voting Common Stock Beneficially Owned Before this Offering(1)		Percentage of Voting Common Stock Beneficially Owned After this Offering(1)
John R. Beaver	18,989	(2)	12.323	*		*
Jonathan T. Lord, M.D.	118,672	(3)	93.332	*		*
Kathleen T. O’Loughlin, D.D.S.	3,958	(4)	—	*		*
Jess Roper	18,287	(5)	6.339	*		*
Martha Somerman, D.D.S.	3,958	(6)	—	*		*
Carol Gomez Summerhays, D.D.S.	3,958	(7)	—	*		*
Kenneth P. Yale, D.D.S., J.D.	40,927		40.927	*		*
Jennifer Bright	9,336	(8)	8.863	*		*
Steve Sandor	12,168	(9)	11.368	*		*
All current directors and executive officers as a group (9 persons)	230,253		173.152	*	%	*	%

*	Represents less than 1%.
(1)

On June 5, 2023, our board of directors declared a dividend of one one-thousandth of a share of Series I Preferred Stock for each outstanding share of our common stock to stockholders of record at 5:00 p.m. Eastern Time on June 16, 2023. Each share of Series I Preferred Stock entitles the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series I Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Series I Preferred Stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Series I Preferred Stock will vote together with the outstanding shares of common stock of the Company as a single class exclusively with respect to the proposed reverse stock split (and the adjournment, if necessary, of any meeting called to approve the proposed reverse stock split).

(2)	Includes vested options to purchase 6,666 shares of our common stock. Excludes 551,262 RSUs contributed into the Company’s deferred compensation plan.
(3)	Includes vested options to purchase 25,340 shares of our common stock.

(4)	Includes vested options to purchase 3,958 shares of our common stock. Excludes 40,927 RSUs contributed into the Company’s deferred compensation plan.
(5)	Includes vested options to purchase 11,948 shares of our common stock. Excludes 49,184 RSUs contributed into the Company’s deferred compensation plan.
(6)	Includes vested options to purchase 3,958 shares of our common stock. Excludes 42,232 RSUs contributed into the Company’s deferred compensation plan.
(7)	Includes vested options to purchase 3,958 shares of our common stock. Excludes 40,078 RSUs contributed into the Company’s deferred compensation plan.
(8)	Includes vested options to purchase 473 shares of our common stock.
(9)	Includes vested options to purchase 800 shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and our charter and bylaws. Copies of our Restated Certificate of Incorporation, as amended (our “Charter”), and our Eighth Amended and Restated Bylaws (our “Bylaws”) are included as exhibits to the registration statement of which this prospectus forms a part.

Our Authorized Capital Stock

Under our Charter, we are authorized to issue 180,000,000 shares of our common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Our Board has designated (i) 370,000 of these shares of preferred stock as the Series H Convertible Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $50.00 per share and (ii) 125,000 of these shares of preferred stock as the Series I Preferred Stock, par value $0.001 per share.

As of July 14, 2023, there were 104,371,912 shares of our common stock issued and 104,370,109 shares outstanding, held by approximately 45 stockholders of record. In addition, as of July 14, 2023, 2,093,817 shares were subject to outstanding warrants to purchase shares of our common stock, 55,533 shares were subject to outstanding options to purchase shares of our common stock, 23,923 shares were subject to outstanding stock appreciation rights, 5,850,240 shares were subject to settlement of unvested restricted stock units and 411,330 shares were subject to outstanding phantom restricted stock units. As of July 14, 2023, there were 5,000 shares of our Series H Convertible Preferred Stock issued and outstanding, 67,500 shares of Series H Convertible Preferred Stock subject to outstanding Series H Warrants and 85,366.985 shares of our Series I Preferred Stock issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share. Except as required by the DGCL, our Charter or our Bylaws, matters will generally be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at a meeting and entitled to vote on the subject matter. Our Bylaws provide that each of our directors is elected by the affirmative vote of a majority of the votes cast with respect to such director in uncontested elections. In a contested election, each of our directors is elected by an affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote with respect to the election of such director. A “contested election” is defined in our Bylaws as an election with respect to which, as of the record date for the meeting at which directors are to be elected, the number of nominees exceeds the number of directors to be elected at such meeting. Vacancies on our Board may be filled by an affirmative vote of two-thirds of the remaining members of our Board or at a meeting of the stockholders in the manner set forth above.

Dividend Rights. Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends that may be declared by our Board out of funds legally available for the payment of dividends. Our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current, and any future, agreements governing our indebtedness.

Other Rights. Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that our Board may designate and we may issue in the future. Holders of our common stock have no preemptive, conversion or other rights to subscribe for additional shares. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Liquidation Rights. Subject to any preferential rights of any outstanding shares of our preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Standstill Agreements. Pursuant to (1) a standstill agreement with Jack W. Schuler, Renate Schuler and the Schuler Family Foundation (collectively, the “Schuler Parties”), dated November 10, 2015 (as amended on August 1, 2016 and November 9, 2017, the “Schuler Standstill Agreement”), and (2) a standstill agreement with Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC and Oracle Investment Management, Inc. (collectively, the “Oracle Parties”) dated November 10, 2015 (as amended on August 1, 2016 and November 9, 2017, the “Oracle Standstill Agreement” and, together with the Schuler Standstill Agreement, the “Standstill Agreements”), each of the Schuler Parties and the Oracle Parties agreed with respect to itself and its associates and affiliates (i) not to purchase or acquire any shares of our common stock if such a purchase would result in aggregate beneficial ownership by it and its affiliates and associates in excess of 41% of the issued and outstanding shares of our common stock and (ii) not to sell, transfer or otherwise convey shares of our common stock (or warrants or other rights to acquire shares of our common stock) to anyone who will immediately thereafter beneficially own shares in excess of 20% of the issued and outstanding shares of our common stock, as a result of such transfer and other transfers from third parties.

Preferred Stock

Our Charter authorizes our Board to provide for the issuance of shares of up to 1,000,000 shares of preferred stock in one or more series without further authorization from stockholders. Prior to issuance of shares of each series, our Board is required by the DGCL and our Charter to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof.

Series H Convertible Preferred Stock

Maturity. The Series H Convertible Preferred Stock matures two (2) years from the original issue date.

Ranking and Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, prior and in preference to the common stock, holders of the Series H Convertible Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 100% of the aggregate stated value of $50.00 per share (the “Stated Value”) of all shares of Series H Convertible Preferred Stock held by such holder, and any other fees then due and owing thereon under the certificate of designation establishing the Series H Convertible Preferred Stock (the “Series H Certificate of Designation”), and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividends. The Series H Certificate of Designation provides that dividends on the Series H Convertible Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series H Convertible Preferred Stock based on the stated value of $50.00 per share at the dividend rate of 20.0% (the “Dividend Rate”). The PIK dividends will be a one-time payment payable to holders of the Series H Convertible Preferred of record at the close of business on the one-year anniversary of the original issuance date (the “Dividend Record Date”). PIK dividends on each share of Series H Convertible Preferred Stock shall be paid three business days after the Dividend

Record Date in additional fully paid and nonassessable, registered shares of Series H Convertible Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $50.00 per share, by (B) $26.00.

Conversion. The Series H Convertible Preferred Stock is convertible at any time at the option of the holder. Except as provided below, the Series H Convertible Preferred Stock is not convertible into or exchangeable for any other securities or property.

Conversion at Option of Holder. Each share of Series H Convertible Preferred Stock is convertible into shares of our common stock at the conversion price of $0.1398 per share of our common stock (the “Conversion Price”), which Conversion Price is subject to adjustment and is based on the closing price of our common stock on May 23, 2023.

Holders shall effect conversions of the Series H Convertible Preferred Stock by providing us a conversion notice (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion must specify the number of shares of Series H Convertible Preferred Stock then held by the holder and the number of such shares which the holder is converting. To effect conversions of shares of Series H Convertible Preferred Stock, a holder shall not be required to surrender the certificate(s), if any, representing the shares of Series H Convertible Preferred Stock to us unless all of the shares of Series H Convertible Preferred Stock represented thereby are so converted, in which case such holder shall deliver the certificate representing such shares of Series H Convertible Preferred Stock promptly following the conversion date at issue. Shares of Series H Convertible Preferred Stock converted into our shares of common stock shall be canceled and shall not be reissued.

If, at any time while the Series H Convertible Preferred Stock is outstanding: we (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock or any other Common Stock Equivalents (as defined in the Series H Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of the Series H Convertible Preferred Stock, or payment of a dividend on the Series H Convertible Preferred Stock) with respect to the then outstanding shares of common stock; (B) subdivide outstanding shares of common stock into a larger number of shares; (C) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares or (D) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock, which we refer to collectively as the “Anti-Dilution Provisions”, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding any treasury shares) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series H Convertible Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding the foregoing in no event may the Conversion Price be less than the par value per share of Series H Convertible Preferred Stock.

Obligations Absolute. Subject to holder’s right to rescind a notice of conversion, our obligation to issue and deliver the shares of common stock upon conversion of Series H Convertible Preferred Stock in accordance with its terms are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to us or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit our obligation to such holder in connection with the issuance of such shares of common stock. If we fail to deliver to a holder shares of common stock upon conversion by the Share Delivery Date (as defined in the Series H Certificate of Designation) applicable to such conversion, we shall pay to such holder, in cash, as liquidated damages and not as a penalty, for each $250 of Stated Value of Series H Convertible Preferred Stock being converted, $2.50 per Trading Day (as defined in the Series H Certificate of Designation) (increasing to $5 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $10 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares (as defined in the Series H Certificate of Designation) are delivered or holder rescinds such conversion.

Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If we fail to deliver to a holder the applicable certificate or certificates or to effect a delivery via DWAC, as applicable, by the Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including any brokerage commissions) for the shares of common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the holder, either reissue (if surrendered) the shares of Series H Convertible Preferred Stock equal to the number of shares of Series H Convertible Preferred Stock submitted for conversion or deliver to the holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements. For example, if a holder purchases shares of common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series H Convertible Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, we would be required to pay such holder $1,000. The holder shall provide us written notice, within three Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by us. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect our failure to timely deliver certificates representing shares of common stock upon conversion of the shares of Series H Convertible Preferred Stock as required pursuant to the terms hereof; provided, however, that the holder shall not be entitled to both (i) require the reissuance of the shares of Series H Convertible Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of common stock that would have been issued if we had timely complied with its delivery requirements under the section entitled “Delivery of Certificate or Electronic Issuance Upon Conversion.”

Reservation of Shares Issuable Upon Conversion. We have agreed that we will at all times reserve and keep available out of our authorized and unissued shares of common stock for the sole purpose of issuance upon conversion of the Series H Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of the Series H Convertible Preferred Stock, not less than such aggregate number of shares of the common stock as shall be issuable upon the conversion of all outstanding shares of Series H Convertible Preferred Stock. We have further agreed that all shares of common stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens and other encumbrances.

Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, we shall not effect any conversion of the Series H Convertible Preferred Stock, and a Holder shall not have the right to convert any portion of the Series H Convertible Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of common stock issuable upon conversion of the Series H Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of common stock which are issuable upon (i) conversion of the remaining, unconverted Series H Convertible Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series H Convertible Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether the Series H Convertible Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Series H Convertible Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Series H Convertible Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Series H Convertible Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to us each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this section and we shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of common stock, a Holder may rely on the number of outstanding shares of common stock as stated in the most recent of the following: (i) our most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us or the Transfer Agent setting forth the number of shares of common stock outstanding. Upon the written or oral request (which may be via email) of a Holder, we within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of common stock then outstanding. In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of our securities, including the Series H Convertible Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of common stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Series H Convertible Preferred Stock, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series H Convertible Preferred Stock held by the applicable Holder. A Holder, upon notice to us, may increase or decrease the Beneficial Ownership Limitation provisions of this section applicable to its Series H Convertible Preferred Stock; provided, that the Beneficial Ownership Limitation shall not in any event exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of this Series H Convertible Preferred Stock held by the Holder and the provisions of this section shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to us and shall only apply to such Holder and no other Holder. The Beneficial Ownership Limitation shall not be waived by us or the Holder and upon issuance of the Series H Convertible Preferred Stock by us, and the purchase thereof by the Holder, each of us and the Holder shall be deemed to acknowledge such limitation and to agree not to waive it. The provisions of this section shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to correct this section (or any portion hereof)

which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section shall apply to a successor holder of Series H Convertible Preferred Stock.

Subsequent Rights Offerings. In addition to any Anti-Dilution Adjustments described above, if at any time we grant, issue or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of common stock or any class thereof (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete conversion of such Holder’s Series H Convertible Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Pro Rata Distributions. During such time as the Series H Convertible Preferred Stock is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire its assets) to holders of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) ( a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series H Convertible Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of our common stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Fundamental Transactions. In the event of a Fundamental Transaction (as defined in the Series H Certificate of Designation) and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common stock, the holders of the Series H Convertible Preferred Stock will be entitled to receive upon conversion of the Series H Convertible Preferred Stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series H Convertible Preferred Stock immediately prior to such Fundamental Transaction (without regard to the Beneficial Ownership Limitation).

Mandatory Redemption. If any shares of Series H Convertible Preferred Stock are outstanding at the end of the two (2) year term, then we shall promptly redeem all of such outstanding shares of Series H Convertible Preferred Stock on a pro rata basis among all of the Holders of Series H Convertible Preferred Stock commencing on the two-year anniversary of the original issue date in cash at a price per Series H Convertible Preferred Share equal to the sum of (x) 100% of the Stated Value plus (y) all other amounts due in respect of the Series H Convertible Preferred Stock (if any).

Limited Voting Rights. Holders of the Series H Convertible Preferred Stock will not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series H Convertible Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series H Convertible Preferred Stock will be entitled to one vote per share. So long as any shares of Series H Convertible Preferred Stock remain outstanding, the Company will not, without the consent or the affirmative vote of a majority of the outstanding shares of Series H Convertible Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose:

•	alter or change adversely the powers, preferences or rights given to the Series H Convertible Preferred Stock or alter or amend the Series H Certificate of Designation;

•	increase the number of authorized shares of Series H Convertible Preferred Stock; or

•	enter into any agreement with respect to any of the foregoing

The rules and procedures for calling and conducting any meeting of the holders of the Series H Convertible Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our Charter, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series H Convertible Preferred Stock may be listed or traded at the time.

Holders of the Series H Convertible Preferred Stock will not have any voting rights with respect to, and the consent of the holders of the Series H Convertible Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Company or a sale of all or substantially all of the Company’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series H Convertible Preferred Stock, except as described above.

No Preemptive Rights. No holders of the Series H Convertible Preferred Stock will, as holders of Series H Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for the common stock or any other security.

Exclusion of Other Rights. The shares of the Series H Convertible Preferred Stock do not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Series H Certificate of Designation or in our Charter.

Registration; Transfer. Pursuant to the terms of the Series H Certificate of Designation, the Company is obligated to maintain an effective registration statement covering: (a) the issuance of shares of common stock issuable upon conversion of the Series H Convertible Preferred Stock and (b) the issuance of additional shares of Series H Convertible Preferred Stock pursuant to our obligation to pay PIK dividends, in each case, until such time as no Series H Convertible Preferred Stock (and no Warrants exercisable for shares of Series H Convertible Preferred Stock) remain outstanding, unless there is available an exemption from, or a transaction not subject to, the registration requirements of the Securities Act that covers the issuance of the Series H Convertible Preferred Stock and the shares of common stock issuable upon conversion of such shares of Series H Convertible Preferred Stock.

Series I Preferred Stock

On June 5, 2023, our board of directors declared a dividend of one one-thousandth of a share of Series I Preferred Stock for each outstanding share of our common stock to stockholders of record at 5:00 p.m. Eastern Time on June 16, 2023.

General; Transferability. Shares of Series I Preferred Stock are uncertificated and represented in book-entry form. No shares of Series I Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of common stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series I Preferred Stock equal to the number of shares of common stock to be transferred by such holder will be automatically transferred to the transferee of such shares of common stock.

Voting Rights. Each share of Series I Preferred Stock entitles the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series I Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Series I Preferred Stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Series I Preferred Stock will vote together with the outstanding shares of common stock of the Company as a single class exclusively with respect to (i) any proposal to adopt an amendment to the Company’s Charter to reclassify the outstanding shares of common stock into a smaller number of shares of common stock at a ratio specified in or determined in accordance with the terms of such amendment (the “Reverse Stock Split”) and (ii) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Stock Split (the “Adjournment Proposal”). The Series I Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Delaware law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Reverse Stock Split and the Adjournment Proposal, the vote of each share of Series I Preferred Stock (or fraction thereof) entitled to vote on the Reverse Stock Split and the Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split will be cast in the same manner as the vote, if any, of the shares of common stock in respect of which such share of Series I Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split, the Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of common stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series I Preferred Stock (or fraction thereof) held by such holder. Holders of Series I Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series I Preferred Stock on the Reverse Stock Split, the Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split.

Dividend Rights. The holders of Series I Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The Series I Preferred Stock will rank senior to the common stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series I Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.001 per outstanding share of Preferred Stock.

Redemption. All shares of Series I Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series I Preferred Stock that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Charter implementing the Reverse Stock Split.

Each share of Series I Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.01 in cash for each ten whole shares of Series I

Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the certificate of designation with respect to the Series I Preferred Stock thereof as of immediately prior to the applicable redemption time and redeemed pursuant to such redemption. However, the redemption consideration in respect of the shares of Series I Preferred Stock (or fractions thereof) redeemed in any redemption described above: (i) will entitle the former beneficial owners of less than ten whole shares of Series I Preferred Stock redeemed in any redemption to no cash payment in respect thereof and (y) will, in the case of a former beneficial owner of a number of shares of Series I Preferred Stock (or fractions thereof) redeemed pursuant to any redemption that is not equal to a whole number that is a multiple of ten, entitle such beneficial owner to the same cash payment, if any, in respect of such redemption as would have been payable in such redemption to such beneficial owner if the number of shares (or fractions thereof) beneficially owned by such beneficial owner and redeemed pursuant to such redemption were rounded down to the nearest whole number that is a multiple of ten (such, that for example, the former beneficial owner of 25 shares of Series I Preferred Stock redeemed pursuant to any redemption will be entitled to receive the same cash payment in respect of such redemption as would have been payable to the former beneficial owner of 20 shares of Series I Preferred Stock redeemed pursuant to such redemption).

Miscellaneous. The Series I Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series Preferred Stock has no stated maturity and is not subject to any sinking fund. The Series I Preferred Stock is not subject to any restriction on the redemption or repurchase of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

Anti-Takeover Provisions of Delaware Law and Our Governing Documents

Delaware Law

We are incorporated in the State of Delaware. As a result, we are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, with the following exceptions:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or a direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•

any sale, lease, mortgage, pledge transfer, or other disposition of the assets of the corporation or direct or indirect majority-owned a subsidiary of the corporation to or with the interested stockholder, which assets have an aggregate value equal to 10% or more of the fair value of the assets on a consolidated basis or the aggregate market value of the outstanding stock of the corporation;

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or subsidiary to the interested stockholder;

•

any transaction involving the corporation or direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or direct or indirect majority-owned subsidiary of the corporation.

In general, under Section 203 defines an “interested stockholder” include an entity or person (other than the corporation any direct or indirect majority-owned subsidiary of the corporation) who, together with the person’s affiliates and associates, beneficially owns, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. Since we have not opted out of Section 203, Section 203 may discourage or prevent mergers or other takeover or change of control attempts of us.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue one or more series of preferred stock with voting or other rights or preferences. Thus, our Board could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our stockholders may take action by written consent in lieu of a meeting as provided in our Bylaws. Our Bylaws provide that certain procedures, including notifying the Board and awaiting a record date, must be followed for stockholders to act by written consent. A special meeting of our stockholders may be called only by our Board, the Chairman of the Board, the Chief Executive Officer or the President. A special meeting may also be called at the request of stockholders holding a majority of the aggregate number of shares of capital stock of the Company issued and outstanding and entitled to vote at that meeting (subject to certain timeliness and content requirements of the demand).

Amendment of Charter and Bylaws

Our Charter may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding after a resolution of our Board declaring the advisability of such amendment has been adopted in accordance with Delaware law. Our Bylaws may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding

(and entitled to vote on the subject matter) present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting. Our Bylaws may also be amended by a majority of the Board in accordance with Delaware law and our Charter, except that certain sections of our Bylaws (including but not limited to certain provisions regarding special meetings, voting, officers and approval of securities issuances) require either the affirmative vote of two-thirds of the persons then serving as directors on the Board or our stockholders.

Forum Selection

Unless the Board acting on behalf of the Company selects an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our stockholders, (iii) any action asserting a claim against the Company or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our Charter or our Bylaws or (iv) any action asserting a claim against the Company or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BIOL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to the ownership and disposition of shares of our common stock and Warrants acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our common stock and Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock and Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our common stock and Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	real estate investment trusts;

•	pension plans, individual retirement accounts and other tax deferred accounts;

•	persons that mark their securities to market;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	“dual resident” corporations;

•	persons that receive our common stock or Warrants as compensation for the performance of services;

•	owners that hold our common stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	persons that have a functional currency other than the U.S. dollar; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes, or persons who hold our common stock or Warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity that will hold our common stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock or Warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of common stock or Warrants that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means any beneficial owner of shares of common stock or Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.” There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock or Warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below.

Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.01 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Treatment of Units and Pre-Funded Units

The purchase price for each Unit will be allocated between each share of common stock and accompanying Warrant in proportion to their relative fair market values at the time the Unit is purchased by the holder. Similarly, the purchase price for each Pre-Funded Unit will be allocated between each Pre-Funded Warrant (which, as described above, should generally be treated as a share of our common stock for U.S. federal income tax purposes) and accompanying Warrant in proportion to their relative fair market values at the time the Pre-Funded Unit is purchased by the holder. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in his, her or its share of common stock (or, in lieu of common stock, Pre-Funded Warrant) and Warrant included in each investment unit. We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between each share of common stock (or, in lieu of common stock, each Pre-Funded Warrant) and the accompanying Warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation.

Accordingly, each prospective holder should consult his, her or its own tax advisor with respect to the allocation, and the risks associated with such allocation, of the holder’s purchase price for the investment unit between our shares of common stock (or, in lieu of common stock, Pre-Funded Warrants) and Warrants.

Tax Consequences to U.S. Holders

Exercise or Expiration of Warrants

Subject to the discussion below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the common stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed above under “Treatment of Units and Pre-Funded Units”) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the common stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant.

If a registration statement registering the issuance of the common stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to significant limitations.

Distributions on Our Common Stock

We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to (and in reduction of) such U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

Constructive Distributions on Our Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of our Warrants (whether Pre-Funded Warrants or Warrants), or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our common stock). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “—Distributions on our Common Stock”.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

Upon the sale, exchange, or other taxable disposition of our common stock or Warrants (whether Pre-Funded Warrants or Warrants), a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the common stock or Warrants sold or exchanged.

Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or Warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our common stock or Warrants, and to the proceeds of the sale, exchange or other disposition of our common stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise or Expiration of Warrants

In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Sale, Exchange or Other Taxable Disposition of our Common Stock or Warrants”.

The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions to holders of our common stock or if we are treated as making a constructive distribution to holders of our Warrants or Pre-Funded Warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non-U.S. holder within the United States (as discussed below). A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W- 8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a “permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.

U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Constructive Distributions on Our Warrants

As described above under “—Tax Consequences to U.S. Holders—Constructive Distributions on our Warrants,” an adjustment to the Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment made to the holder of Pre-Funded Warrants that references a distribution on our common stock would generally be taxable to a non-U.S. holder in the manner described under “Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder. Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock or Warrants (whether Pre-Funded Warrants or Warrants) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Tax Consequences to Non-U.S. Holders—Distributions on Our Common Stock” also may apply to such gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

•

we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup

Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our common stock (and constructive distributions on our Warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or Warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Non-U.S. Holders—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock and Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on our common stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock and Warrants.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. While withholding described in this paragraph would have applied also to payments of gross proceeds from the sale or other disposition of our securities on or after January 1, 2019, proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Warrants. The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We are offering on a best efforts basis up to [●] Units, at an assumed offering price of $ [●] per Unit pursuant to this prospectus, which represents the closing price of our common stock on the Nasdaq Capital Market on [●], 2023, for gross proceeds of up to $ [●] million, before deduction of placement agent fees and offering expenses. We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, Pre-Funded Units in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). The offering price of each Pre-Funded Unit will equal the offering price per Unit, minus $0.001.

Because this is a best efforts offering, the placement agents do not have an obligation to purchase any securities. We expect that the offering will end two trading days after we first enter into a securities purchase agreement relating to the offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agents have not made any arrangements to place investor funds in an escrow account or trust account since the placement agents will not receive investor funds in connection with the sale of the securities offered hereunder.

Pursuant to a placement agency agreement dated [●], 2023, we have engaged Lake Street Capital Markets, LLC and Maxim Group LLC to act as our placement agents (the “placement agents”) to solicit offers to purchase the securities offered by this prospectus. The placement agents are not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered.

We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agents may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agents’ obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus DVP/RVP on or about two trading days after we first enter into a securities purchase agreement relating to the offering.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the placement agents a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering, and we agreed to reimburse the placement agents for certain out-of-pocket expenses of the placement agents payable by us, in an aggregate amount not to exceed $125,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses and assuming no exercise of the Warrants or the Pre-Funded Warrants, to us

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement Agent fees	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $[●], all of which are payable by us. This figure includes, among other things, the placement agents’ legal fees and expenses and other out-of-pocket expenses in an amount up to $ 125,000.

Lock-Up Agreements

We have agreed not to, subject to certain exceptions, (i) offer, pledge, issue, sell, contract to sell, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, other than with respect to the registration of shares of our common stock to be issued under an equity incentive plan, without the prior written consent of Lake Street for a period of 90 days following the date of this prospectus (the “Lock-Up Period”). This consent may be given at any time. These restrictions on future issuances are subject to exceptions for (i) the filing by the Company of a registration statement on Form S-4 or a registration statement on Form S-8 or a successor form thereto with respect to securities pursuant to any stock option, stock bonus or other stock plan or arrangement or the proposal or authorization of any increase in the Company’s authorized capital stock, (ii) the issuance of securities sold in this offering or upon the exercise of securities sold in this offering, (iii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants, the vesting of outstanding restricted stock units or upon the conversion of outstanding securities, (iv) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans or other arrangements described in this prospectus or the documents incorporated by reference herein and (v) the issuance of securities issued pursuant to certain acquisitions or strategic transactions not primarily for the purpose of raising capital.

In addition, our directors and executive officers have entered into lock-up agreements with the placement agents. Under these agreements, these individuals have agreed, subject to certain specified exceptions, not to sell or transfer any shares of common stock or securities convertible into or exchangeable or exercisable for our shares of common stock during the Lock Up Period, without first obtaining the written consent of Lake Street. Specifically, these individuals have agreed, in part, not to:

(1)

offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including without limitation, our common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Undersigned’s Securities”);

(2)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities;

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise;

(3)	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock; or

(4)	publicly announce or disclose the intention to do any of the foregoing.

Indemnification

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agents may be required to make for these liabilities.

Regulation M

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agents acting as principal. Under these rules and regulations, the placement agents (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units that we are offering, were negotiated between us, the placement agents and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agents. In connection with the offering, the placement agents or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on either of the placement agents’ websites and any information contained in any other website maintained by either placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agents in their respective capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agents and their affiliates have and may in the future provide, from time to time, investment banking and other financial services for us and our affiliates for which they may receive customary fees and commissions.

In connection with the January 2023 Offering, we issued, (i) 16,453,569 shares of our common stock and (ii) pre-funded warrants to purchase 11,403,571 shares of our common stock with an exercise price of $0.01 per share. We received aggregate gross proceeds from the January 2023 Offering of approximately $9.75 million, before deducting underwriting discounts and commissions and other transaction expenses payable by us. Lake Street Capital Markets, LLC acted as the representative of the underwriters in the January 2023 Offering. In connection with the January 2023 Offering, we entered into an underwriting agreement, dated January 9, 2023, with Lake Street, as the representative of the underwriters named therein, and on the closing of such offering on January 12, 2023 the underwriters received compensation of 6.5% of the $9.75 million of gross proceeds of the offering, as well as payment of certain expenses.

In connection with the May 2023 Offering, we issued 175,000 Series H Units, with each Series H Unit consisting of one share of Series H Convertible Preferred Stock and one Series H Warrant to purchase one-half of one (0.50) share of Series H Convertible Preferred Stock at an exercise price of $26.00 per whole share. We received aggregate gross proceeds from the May 2023 Offering of approximately $4.5 million, before deducting underwriting discounts and commissions and other transaction expenses payable by us. Lake Street Capital Markets, LLC and Maxim Group LLC acted as joint bookrunners in the May 2023 Offering. In connection with the May 2023 Offering, we entered into an underwriting agreement, dated May 24, 2023, with Lake Street, as the representative of the underwriters named therein, and on the closing of such offering on May 26, 2023, the underwriters received compensation of 6.5% of the $4.5 million of gross proceeds of the offering, as well as payment of certain expenses.

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Blank Rome LLP, New York, New York will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the placement agents in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements and schedule of BIOLASE, Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance upon the report of BDO USA, LLP (n/k/a BDO USA, P.A.), an independent registered accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) subsequent to (i) the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the termination or completion of the offering of the securities covered by this prospectus:

1.	Our Annual Report on Form 10-K, for the year ended December 31, 2022, as filed with the SEC on March 28, 2023;

2.	Our Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 11, 2023;

3.	Our Current Reports on Form 8-K, as filed with the SEC on January 5, 2023, January 12, 2023, May 3, 2023, May 26, 2023, June 6, 2023, June 13, 2023 and June 23, 2023;

4.	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2023;

5.	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on June 21, 2023; and

6.

The description of the common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 30, 1991, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, California 92610, Attention: Investor Relations, telephone: (949) 361-1200. You may also access these documents on our website at www.biolase.com.

Information on any BIOLASE, Inc. website, any subsection, page, or other subdivision of any BIOLASE, Inc. website, or any website linked to by content on any BIOLASE, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.biolase.com.

Information on any BIOLASE, Inc. website, any subsection, page, or other subdivision of any BIOLASE, Inc. website, or any website linked to by content on any BIOLASE, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

Up to [●] Units Each Consisting of One Share of Common Stock and a Warrant to Purchase One Share of Common Stock

Up to [●] Pre-Funded Units Each Consisting of a Pre-Funded

Warrant to Purchase One Share of Common Stock and a Warrant

to Purchase One Share of Common Stock

Up to [●] Shares of Common Stock Underlying Warrants and

Pre-Funded Warrants

BIOLASE, Inc.

Prospectus

LAKE STREET	MAXIM GROUP LLC

                    , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$2,646.00
FINRA filing fee	4,100
Legal fees and expenses	430,000
Accounting fees and expenses	60,000
Printing and engraving expenses	30,000
Warrant agent fees	15,000
Transfer agent and registrar fees	15,000
Miscellaneous fees and expenses	3,258

Total	$560,000

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes and empowers a Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. Section 145 of the DGCL also authorizes corporations to purchase and maintain insurance on behalf of such persons so indemnified. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Company’s Restated Certificate of Incorporation, as amended (the “charter”), provides that, to the extent permitted by applicable law, the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. The charter eliminates the personal liability of directors to the fullest extent permitted by the DGCL. The Company’s Eighth Amended and Restated Bylaws (the “bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, against all costs, charges, expenses, liabilities and losses

(including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal or legal representatives. The Company has also obtained liability insurance for its officers and directors and has entered into indemnification agreements with its directors and officers.

The foregoing statements are subject to the provisions of Sections 145 and 102(b)(7) of the DGCL, the Company’s bylaws and the Company’s charter, which bylaws and charter have been filed as exhibits to this registration statement.

The Registrant plans to enter into a placement agency agreement, which provides that the placement agents are obligated, under some circumstances, to indemnify the Registrant’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

In June 2022, the Company issued warrants to purchase 1,405,405 shares of the Company’s common stock, with an exercise price of $4.625 per share. The warrants were issued in a private placement in connection with a registered direct offering of 678,745 shares of the Company’s common stock and pre-funded warrants to purchase 726,660 shares of the Company’s common stock with an exercise price of $0.001 per share. The combined purchase price for one share of the Company’s common stock and one warrant was $4.625 and the combined purchase price for one pre-funded warrant and one warrant was $4.624. The Company received aggregate gross proceeds in the offerings of approximately $6.5 million. The warrants and the shares of the Company’s common stock issuable upon exercise of the warrants were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In June 2020, the Company issued warrants to purchase 432,000 shares of the Company’s common stock, with an exercise price of $12.88 per share. The warrants were issued in a private placement in connection with a registered direct offering of 432,000 shares of the Company’s common stock. The combined purchase price for one share of the Company’s common stock and one warrant was $16.00. The Company received aggregate gross proceeds in the offerings of approximately $6.9 million. The warrants and the shares of the Company’s common stock issuable upon exercise of the warrants were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date
1.1	Form of Placement Agency Agreement*

2.1	Membership Interest Purchase Agreement, dated as of September 22, 2022, by and among BIOLASE, Inc., Med-Fiber LLC and Alexei Tchapyjnikov		10-Q	9/30/2022	2.1	11/20/2022

3.1.1	Restated Certificate of Incorporation, including, (i) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (ii) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (iii) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of the Registrant; and (iv) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Registrant		S-1, Amendment No. 1	12/23/2005	3.1	12/23/2005

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date
3.1.2	Amendment to Restated Certificate of Incorporation		8-K	05/10/2012	3.1	05/16/2012

3.1.3	Second Amendment to Restated Certificate of Incorporation		8-A/A	11/04/2014	3.1.3	11/04/2014

3.1.4	Third Amendment to Restated Certificate of Incorporation		S-3	07/21/2017	3.4	07/21/2017

3.1.5	Fourth Amendment to Restated Certificate of Incorporation		8-K	05/10/2018	3.1	05/11/2018

3.1.6	Fifth Amendment to Restated Certificate of Incorporation		8-K	05/28/2020	3.1	06/01/2020

3.1.7	Sixth Amendment to Restated Certificate of Incorporation		8-K	04/28/2022	3.1	04/28/2022

3.1.8	Certificate of Designation of Series G Preferred Stock		8-A	03/03/2022	3.1	03/03/2022

3.1.9	Certificate of Elimination of Series D, Series E and Series F Preferred Stock of the Registrant		8-K	03/01/2022	3.3	03/03/2022

3.1.10	Certificate of Elimination of Series G Preferred Stock		8-K	06/08/2022	3.1	06/08/2022

3.1.11	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Redeemable Preferred Stock, dated May 25, 2023		8-K	05/24/2023	3.1	05/26/2023

3.1.12	Certificate of Designation of the Series I Preferred Stock of the Company, dated June 5, 2023		8-K	06/05/2023	3.1	06/06/2023

3.2	Eighth Amended and Restated Bylaws of the Registrant, adopted on March 1, 2022		8-K	03/01/2022	3.1	03/03/2022

4.1	Form of Common Stock Certificate		S-3	06/03/2002	4.1	06/03/2002

4.2	Form of Warrant*

4.3	Form of Pre-Funded Warrant*

4.4	Form of Warrant Agency Agreement*

5.1	Opinion of Blank Rome LLP*

10.1	2002 Stock Incentive Plan, as amended		DEF14A	05/06/2016	A	04/07/2016

10.2	Form of Stock Option Agreement under the 2002 Stock Incentive Plan (attached as Exhibit A to the Notice of Grant of Stock Option under the 2002 Stock Incentive Plan – Discretionary Option Grant Program)		10-K	12/31/2004	10.26	07/19/2005

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date

10.3	Form of Option Award Notice for California Employees under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.2	11/06/2015

10.4	Form of Option Award Notice for Non-California Employees under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.3	11/06/2015

10.5	Form of Option Award Notice for Non-Employee Directors under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.4	11/06/2015

10.6	Form of Restricted Stock Unit Award Notice for Non-Employee Directors under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.5	11/06/2015

10.7	2018 Long-Term Incentive Plan		DEF14A	05/09/2018	A	04/05/2018

10.8	First Amendment to 2018 Long-Term Incentive Plan		DEF14A	09/21/2018	B	08/24/2018

10.9	Second Amendment to 2018 Long-Term Incentive Plan		DEF14A	05/15/2019	A	04/10/2019

10.10	Third Amendment to 2018 Long-Term Incentive Plan		DEF14A	05/13/2020	A	04/23/2020

10.11	Fourth Amendment to 2018 Long-Term Incentive Plan		DEF14A	05/26/2021	A	04/19/2021

10.12	Form of Restricted Stock Unit—Phantom Award Notice and Restricted Stock Unit Award Agreement for Employees		10-Q	09/30/2021	10.1	11/10/2021

10.13	Form of Restricted Stock Unit—Phantom Award Notice and Restricted Stock Unit Award Agreement for Non-Employee Directors		10-Q	09/30/2021	10.2	11/10/2021

10.14	Restricted Stock Unit—Phantom Award Notice and Restricted Stock Unit Award Agreement, dated July 21, 2021, by and between the Registrant and John R. Beaver		10-Q	09/30/2021	10.3	11/10/2021

10.15	Form of Stock Appreciation Rights Award Notice and Stock Appreciation Rights Agreement for Non-Employee Directors		10-Q	09/30/2021	10.4	11/10/2021

10.16	Lease dated February 4, 2020 by and between the Registrant and Foothill Corporate I MT, LLC		10-K	12/31/2019	10.12	03/30/2020

10.17	Lease dated January 22, 2020 by and between the Registrant and Green River Properties, LLC		10-K	12/31/2019	10.13	03/30/2020

10.18	Form of Indemnification Agreement between the Registrant and its officers and directors		10-Q	09/30/2005	10.1	11/09/2005

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date

10.19	Form of Stock Option Agreement for inducement grants made to John R. Beaver on September 30, 2017		8-K	09/30/2017	10.1	10/03/2017

10.20	Letter Agreement Amending Employment with John Beaver, dated April 12, 2020		10-Q	03/31/2020	10.10	05/08/2020

10.21	Credit Agreement dated as of November 9, 2018, by and between the Registrant and SWK Funding LLC		10-Q	09/30/2018	10.6	11/14/2018

10.22	Letter Agreement, dated as of August 20, 2019, by and between the Registrant and SWK Funding LLC		S-1	09/04/2019	10.28	09/05/2019

10.23	Tenth Amendment to Credit Agreement, dated as of December 30, 2022, by and between the Registrant and SWK LLC		8-K	12/30/2022	10.1	01/05/2023

10.24	Form of Securities Purchase Agreement to be entered into in this Offering*

21.1	Subsidiaries of the Registrant		10-K	12/31/2021	21.1	03/17/2022

23.1	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP	X

23.2	Consent of Blank Rome LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page)

107.1	Filing Fee Table	X

*To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on July 21, 2023.

BIOLASE, INC.
By:	/S/ JOHN R. BEAVER
John R. Beaver
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Beaver and Jennifer Bright, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN R. BEAVER John R. Beaver	Director, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2023

/S/ JENNIFER BRIGHT Jennifer Bright	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2023

/S/ DR. JONATHAN T. LORD Dr. Jonathan T. Lord	Director	July 21, 2023

/S/ DR. KATHLEEN T. O’LOUGHLIN Dr. Kathleen T. O’Loughlin	Director	July 21, 2023

/S/ JESS ROPER Jess Roper	Director	July 21, 2023

Signature	Title	Date

/S/ DR. MARTHA SOMERMAN Dr. Martha Somerman	Director	July 21, 2023

/S/ DR. CAROL GOMEZ SUMMERHAYS Dr. Carol Gomez Summerhays	Director	July 21, 2023

/S/ DR. KENNETH P. YALE Dr. Kenneth P. Yale	Director	July 21, 2023